Exhibit 10.4

PURCHASE AND SALE AGREEMENT
(Forty540)

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the day of January, 2019 (the “Effective Date”) by and between SLATER ROAD I, LLC, a Delaware limited liability company (“Seller”), and ALIGN TECHNOLOGY, INC., a Delaware corporation (“Purchaser”).

RECITALS

A.Seller now desires to sell to Purchaser that certain parcel of land owned by Seller, which is more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), together with (a) all buildings, structures and other improvements located upon such Land (collectively, the “Improvements”), (b) all easements and rights appurtenant to such Land, including, without limitation, all entitlements, tenements, hereditaments, interests, minerals and mineral rights, water and water rights, utility capacity and appurtenances in any way belonging or appertaining to the Land and all right, title and interest of Seller in and to adjacent streets, alleys, rights-of-way, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways (collectively, the “Appurtenant Rights”), (c) all right, title and interest of Seller in and to any fixtures, equipment and tangible personal property owned by Seller and located on and used in connection with such Land or Improvements (collectively, the “Personal Property”), (d) all right, title and interest of Seller in, to and under the Leases (defined below) and, to the extent assignable without any fee, cost or expense to Seller, the Contracts (defined below) that Purchaser elects to assume as provided in this Agreement, and (e) to the extent assignable without consent or payment of any kind, any right, title and interest of Seller in, to and under (i) all governmental permits, licenses, approvals, certificates of occupancy, dedications, and subdivision maps in effect or hereafter issued, approved or granted with respect to such Land and Improvements, (ii) all warranties, guarantees, bonds and indemnities for the benefit of such Land, Improvements or Personal Property, (iii) all general intangibles related to such Land or Improvements, including all plans, specifications, engineering studies, reports, drawings and prints related to the construction, modification, development, installation or alteration of the Improvements and all other rights and privileges associated with the Land, the Improvements and the Personal Property (collectively, the “Intangible Property”). The Land, together with the Improvements, Appurtenant Rights, Personal Property, Intangible Property, Leases and Contracts is collectively referred to herein as the “Property”; and

WHEREAS, Purchaser now desires to purchase the Property from Seller on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    Sale and Purchase. On the terms and conditions set forth in this Agreement, at the Closing (defined below), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property in consideration of the Purchase Price (defined below).

Exhibit 10.4

2.    Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Fifty-Eight Million One Hundred Thousand Dollars ($58,100,000), subject to adjustments and prorations as set forth below.

Exhibit 10.4

follows:
2.1
Payment of Purchase Price.    Purchaser shall pay the Purchase Price as

Exhibit 10.4

2.1.1    Deposit. Within four (4) Business Days (defined below) after the Effective Date, TIME BEING OF THE ESSENCE, Purchaser shall deposit with Chicago Title Insurance Company, 150 Fayetteville Street, Suite 1120, Raleigh, NC 27601, Attn: Jackie Wester (“Escrow Agent” or “Title Company”), by wire transfer of immediately available federal funds, the sum of Two Million Dollars ($2,000,000) (together with all interest hereafter accrued thereon, but excluding the Independent Consideration (defined below), the “Deposit”) as a good faith deposit under this Agreement. Escrow Agent shall hold, apply, disburse and deliver the Deposit in accordance with the terms of this Agreement and the terms of Exhibit B (the “Escrow Provisions”). Escrow Agent is joining in the execution of this Agreement solely to acknowledge that upon receipt of the Deposit it agrees to serve as Escrow Agent under and in accordance with the terms of this Agreement, including the Escrow Provisions; Escrow Agent’s signature to this Agreement (and any amendments) shall not be required for this Agreement (or any amendments) to be binding on Seller and Purchaser. If Purchaser fails to deliver the Deposit to Escrow Agent in accordance with the terms of this Agreement, at Seller’s election, this Agreement shall thereafter be null and void ab initio and of no force or effect. Except as may be expressly set forth in this Agreement, the Deposit shall be non-refundable to Purchaser.

2.1.2    Closing Payment. On the Closing Date (defined below), Purchaser shall deposit with the Escrow Agent in accordance with Section 4.1 below the Purchase Price as adjusted by the application of the Deposit and the allocations, prorations and credits specified below by wire transfer of immediately available federal funds.

2.2    Independent Consideration.    A portion of the amount deposited by Purchaser pursuant to Section 2.1.1 in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be deemed earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. Seller and Purchaser acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to the terms of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment to be made by Purchaser under this Agreement and is nonrefundable in all events. Upon the Closing or earlier termination of this Agreement, the Independent Consideration shall be paid to Seller.

2.3    No Financing Contingency.    Purchaser acknowledges and agrees that Purchaser’s obligations to pay the Purchase Price and consummate the Closing are not in any way conditioned upon Purchaser’s ability to obtain financing of any type or nature whatsoever, whether by way of debt financing, equity investment or otherwise.

Exhibit 10.4

3.	Title and Survey; Due Diligence; Conditions Precedent.

3.1    Title and Survey Matters.

3.1.1    Title and Survey Review.

(a)Prior to the Effective Date, Purchaser obtained (i) a recently updated commitment from the Title Company dated November 7, 2018, last revised January 14, 2019, for an owner’s policy of title insurance for the Property, together with copies of all instruments giving rise to any exceptions to title to the Property shown therein (collectively, the “Title Commitment”), and (ii) a recently updated ALTA/NSPS land title survey of the Property dated November 20, 2018, last updated on December 14, 2018, and signed and sealed on January 10, 2019 (the “Survey”), complete copies of which were heretofore delivered to Seller. Prior to the Effective Date, Purchaser reviewed and approved (and hereby confirms such review and approval of) all exceptions to title for the Property shown in the Title Commitment and all matters shown on the Survey.

(b)If an update of the Title Commitment or Survey performed after the Effective Date discloses any additional matters that were not shown on the Title Commitment or the Survey (but excluding any defect, exception, encumbrance or other matter consented to by Purchaser or otherwise created by the act or omission, or at the direction, of Purchaser or any Purchaser Related Party (defined below)) that are not acceptable to Purchaser (collectively, the “New Exceptions”), Purchaser may object to any such matters by delivering written notice thereof to Seller within five (5) Business Days after the date on which the Title Company or surveyor notifies Purchaser in writing of such New Exceptions. Failure to so notify Seller shall be deemed a waiver by Purchaser of its right to raise any such New Exceptions as an objection to title or survey or as a ground for Purchaser’s refusal to consummate the Closing. Seller shall have five (5) days after receiving Purchaser’s notice to notify Purchaser in writing whether Seller intends to attempt to eliminate the New Exceptions set forth in Seller’s notice. The failure by Seller to deliver such notification to Purchaser shall be conclusively deemed to be the election by Seller not to attempt to eliminate any New Exceptions. Seller may elect, in its sole and absolute discretion, to adjourn the Closing for a period not to exceed thirty (30) days to attempt to eliminate any New Exceptions. Notwithstanding anything to the contrary contained in this Agreement, but subject to Purchaser’s right to terminate this Agreement pursuant to Section 3.1.1(c) below and subject to Seller’s obligations under Section 3.1.1(d) below, Seller shall not be obligated or required to take any action (including but not limited to bringing any action or proceeding, making any payment, incurring any expense or arranging for title insurance insuring against enforcement of such New Exception against, or collection of the same out of, the Property) to cause the removal or cure of (or attempt to cause the removal or cure of) any title or survey matters (including but not limited to New Exceptions), notwithstanding that Seller may have attempted to do so or may have adjourned the Closing Date for such purpose.

(c)If Seller is unable, or elects not to attempt, to eliminate all New Exceptions in accordance with the provisions of this Section 3.1.1 or to arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements acceptable to Purchaser, in its sole discretion, insuring against loss or damage resulting from the New Exceptions, Purchaser

Exhibit 10.4

may elect as its sole remedy, by delivery of written notice to Seller within five (5) days after the date on which Purchaser receives notice (or is deemed to have received notice) of Seller’s election not to remove such New Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller, in which event Escrow Agent shall return the Deposit to Purchaser and thereafter this Agreement shall be deemed terminated and of no further force or effect and Seller and Purchaser shall be released from further obligation and liability under this Agreement (except for those obligations and liabilities that expressly survive such termination), or (ii) accept title to the Property subject to such New Exceptions without a reduction in, abatement of, or credit against the Purchase Price. The failure of Purchaser to deliver timely written notice of election under this Section 3.1.1(c) shall be conclusively deemed to be an election under clause
(i)above.

(d)Notwithstanding anything to the contrary in this Section 3.1, Purchaser hereby objects to all mortgages, deeds of trust and other monetary liens encumbering the Property (including any mechanics’ and materialmen’s liens regarding any work performed by or at the direction of Seller, including any work in connection with the Leases, but excluding liens
(y) arising from the acts or omissions of tenants at the Property or from work performed by or at the direction of any tenant at the Property, and (z) for ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date), and Seller shall, at Seller’s sole cost (for which all or any portion of the Purchase Price may be used) and as a condition of Closing for the benefit of Purchaser, pay off and cause the release of any such liens, including the payment of any penalties and charges, on or before the Closing; excluding, however, any liens consented to by Purchaser in writing or otherwise created by the act or omission of Purchaser or any Purchaser Related Party. The foregoing notwithstanding, with respect to any mechanic’s or materialman’s liens that may be filed against the Property for work performed by or at the direction of Seller, Seller may satisfy the requirements of this Section 3.1.1(d) by bonding over or providing other security with respect thereto in a manner that will allow the Title Company to remove such lien as an exception to title in Purchaser’s and its lender’s title insurance policies to be issued as of the Closing Date.

3.1.2    Permitted Exceptions to Title. At Closing, Seller shall convey and transfer to Purchaser good and marketable fee simple title to the Property free and clear of all liens, claims and encumbrances other than the following exceptions to title (collectively, the “Permitted Exceptions”):

(a)all presently existing and future liens of real estate taxes or assessments not due and payable as of the Closing Date, subject to adjustment as provided in this Agreement;

(b)subject to Section 3.1.1(d), all covenants, conditions, restrictions, rights, easements, encumbrances, liens and other title matters and exceptions of record specifically identified as exceptions to title (as opposed to requirements to be satisfied) in the pro forma Title Policy attached hereto as Exhibit K, subject to modification in order to include the Declaration Amendment (as hereafter defined);

(c)	any matters shown on the Survey;

Exhibit 10.4

Leases;

(d)	rights and interests of tenants in the Property, as tenants only, under the

(e)any lien, encumbrance or other matter affecting title to the Property consented to by Purchaser in writing or otherwise created by the acts or omissions of Purchaser or any Purchaser Related Party; and

(f)any lien, encumbrance or other matter affecting title to the Property that Purchaser shall be deemed to have approved or waived pursuant to the terms of Section 3.1.1 of this Agreement.

3.2	Due Diligence.

3.2.1    Seller’s Materials.    To the extent not previously provided to Purchaser and to the extent such items are in Seller’s possession, Seller shall, within three (3) Business Days after the Effective Date, deliver or make available to Purchaser (in an online data room or at the Property or at Seller’s offices) the items pertaining to the Property set forth on Exhibit C (collectively, the “Seller’s Materials”).    To the extent copies are not otherwise provided or made available to Purchaser, Purchaser and Purchaser’s partners, members, officers, directors, employees, contractors, consultants, lenders, investors, attorneys and accountants (collectively, “Purchaser’s Representatives”) shall have the right to review, during normal business hours at the offices of Seller and/or Seller’s property manager, upon at least one (1) Business Day’s prior written notice, the Seller’s Materials. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no obligation to deliver or make available to Purchaser or Purchaser’s Representatives any information, materials, reports or documents (but excluding the Purchaser’s Materials, as hereafter defined) that Seller reasonably considers to be confidential, privileged or internal work product. Seller does not make any representation or warranty, and expressly disclaims all representations and warranties, and shall have no liability, regarding the methodology, accuracy, completeness, reliability or contents of the Seller’s Materials or any other information delivered or made available to Purchaser or Purchaser’s Representatives under this Agreement. Seller shall, however, use reasonable efforts to ensure that the Seller’s Materials delivered or made available to Purchaser are complete copies thereof to the extent in Seller’s possession.

3.2.2    Right of Entry.    Beginning on the Effective Date and thereafter until the Closing Date or earlier termination of this Agreement, Purchaser and Purchaser’s Representatives shall have the right to enter upon the Property and to perform all inspections, investigations, examinations, tests, studies and assessments with respect to all matters pertaining to the Property and its condition, value and potential as Purchaser may deem necessary or advisable (the “Studies”), subject to the following terms and conditions: (a) Purchaser’s Representatives may only access the Property between the hours of 9:00 a.m. and 5:00 p.m., Mondays through Fridays (excluding holidays); provided, however, nothing herein shall be deemed to prevent Purchaser and its employees from accessing the Property subject to the terms of that certain Office Lease by and between Seller, as “Landlord” thereunder, and Purchaser, as “Tenant” thereunder, dated as of December 16, 2016, as amended by that certain First Amendment to Office Lease dated May 3, 2017, as further amended by that certain Second

Exhibit 10.4

Amendment to Office Lease dated May 8, 2018, and as further amended by that certain Third Amendment to Office Lease dated of even date herewith (collectively, the “Purchaser’s Lease”), relating to certain leased premises located within the Improvements, (b) Purchaser shall give Seller at least one (1) Business Day’s prior written notice of the proposed purpose of, and entry and exit times for, any desired access to the Property (but access inside tenant spaces shall require at least two (2) Business Days’ prior written notice); (c) Seller’s representatives may accompany Purchaser’s Representatives at all times while they are on the Property; provided, however, that Purchaser’s Representatives shall not enter any tenant spaces (other than space leased to Purchaser) without Seller’s representative being present at all times, any such entry shall be performed subject to the terms of the applicable tenant’s lease and all applicable laws and regulations and such entry shall be coordinated with the affected tenants by Seller directly or through its property manager; (d) the Studies shall be performed in good faith, in a good and workmanlike manner and at Purchaser’s sole cost, expense, liability and risk; (e) Purchaser’s Representatives shall use commercially reasonable efforts not to interfere with the use or operation of the Property or disturb any tenants under Leases or other occupants of the Property, and the Studies shall be subject to the rights of tenants under the Leases; (f) Purchaser’s Representatives shall not, without Seller’s prior written consent, not to be unreasonably withheld, conditioned or delayed, contact or solicit, whether directly or indirectly, in person or through an intermediary or electronically (whether by telephone, e-mail, social media or otherwise), any tenant or occupant at the Property, any management company or property manager, employee, contractor, vendor or other individual or entity providing services (including but not limited to design, engineering, construction, maintenance, management and leasing services) or materials with respect to the Property, or any governmental or quasi-governmental authority regarding the Property (except for written requests to appropriate governmental agencies to confirm utility availability and any zoning code, building code or other legal violations with respect to the Property or to request copies of any permits, licenses and/or certificates of occupancy for the Property not otherwise provided by Seller), and Seller’s representative(s) may, and shall be given a reasonable opportunity to, attend any meetings (including those conducted in person or by telephone) with any governmental agencies Purchaser may desire to contact as permitted above, and with any of the foregoing individuals and entities to which Seller may consent, and Purchaser shall promptly provide Seller with copies of all written correspondence with any governmental agencies and with any of the foregoing individuals and entities to which Seller may consent (other than customary written requests for information as expressly permitted in (f) above); (g) Purchaser’s Representatives shall not disturb or damage the physical structure of the Property or any systems at the Property; (h) Purchaser’s Representatives shall not perform any invasive or intrusive testing (including but not limited to Phase II environmental site assessments, drilling, boring and sampling) of, on or under the Property (whether structural, environmental or otherwise, and whether in the improvements or on or beneath the surface) without Seller’s prior written consent to the scope and timing of such testing, which Seller may condition or withhold in its sole, reasonable discretion; (i) while on the Property and while conducting the Studies, Purchaser’s Representatives shall fully comply with all applicable laws, statutes, ordinances, orders, and governmental rules and regulations, and legal requirements; (j) Purchaser shall not permit any lien or claim of lien to exist against the Property arising from the acts or omissions of Purchaser or Purchaser’s Representatives and, at its sole cost and expense, immediately shall discharge of record any liens that are so filed or recorded; and (k) Purchaser’s Representatives shall not threaten human health or safety or alter or damage the Property and, at Purchaser’s sole cost and expense, shall promptly repair and restore the Property to the same condition existing immediately prior to entering upon the Property or at Seller’s option, shall reimburse Seller for any actual, out-of-pocket costs incurred by Seller to repair or restore the Property to the same condition existing immediately prior to Purchaser entering upon the Property. If the need arises to notify under applicable law any federal, state or local governmental agency of any condition at the Property discovered as a result of the Studies, Seller—not Purchaser—shall make such disclosure, as Seller deems appropriate, unless Purchaser is required by law to make such disclosure, in which case Purchaser shall notify Seller in writing at least three (3) Business Days before making any such disclosure (if such prior notice is practicable).

3.2.3    Insurance.    Purchaser, at its sole cost and expense, shall obtain (before entering upon the Property) and maintain (for so long as this Agreement is in effect) a policy of commercial general liability insurance providing coverage of at least Two Million Dollars ($2,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate per project, for death, bodily injury and property damage (including, if applicable, coverage for explosion, collapse and underground property) arising out of the Studies or Purchaser’s and Purchaser’s Representatives access to and activities on the Property, that names Seller, Slater Road I Member, LLC, FCP Fund III Trust, FCP Realty Fund III, L.P., Seller’s lender, and such other parties as Seller may reasonably designate from time to time (collectively, the “Additional Insureds”), as additional insureds, on a primary and non-contributory basis, and such additional insured status must be afforded by endorsement without any restrictions or exclusions related to contractual privity. If applicable, Purchaser also shall, at its sole cost and expense, obtain (before entering upon the Property) and maintain (for so long as this Agreement is in effect) (i) statutory worker’s compensation and employer’s liability insurance with limits of at least One Million Dollars ($1,000,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Million Dollars ($1,000,000) per accident and One Million Dollars ($1,000,000) per each disease, and (ii) commercial automobile liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage that names the Additional Insureds as additional insureds, on a primary and non-contributory basis. The minimum limits of the insurance required under this paragraph may be satisfied by a combination of primary, umbrella and/or excess insurance policies provided such umbrella and/or excess insurance provides follow-form coverage to the underlying insurance and is otherwise in form as reasonably acceptable to Seller. Such insurance shall (A) be issued by an insurance company or companies reasonably acceptable to Seller that is authorized to do business in the state in which the Property is located and with a rating of not less than “A-:VIII” by AM Best, (B) shall not be subject to cancellation without the insurance company giving at least thirty (30) days’ prior written notice to Seller, (C) not include defense costs within the limit of liability, (D) include a waiver of subrogation in favor of Seller and the Additional Insureds, (E) maintain deductibles or self-insured retentions acceptable to Seller, and Purchaser shall be solely responsible for any deductible or self-insured retention related payments, and (F) include, where applicable, the Additional Insureds as additional insureds on terms consistent with those outlined in this paragraph. Purchaser shall furnish to Seller a certificate of insurance and related endorsements in form and substance, and containing terms and conditions, reasonably satisfactory to Seller evidencing such coverages, together with proof of payment of the premium, before entering upon the Property. Purchaser shall cause Purchaser’s Representatives to satisfy the requirements set forth in this paragraph and to provide policy forms and accompanying endorsements for the insurance required under this paragraph from time to time upon request from Seller to the extent the same are available. Notwithstanding the foregoing, the insurance coverage and evidence thereof maintained and provided by Purchaser from time to time in accordance with the Purchaser’s Lease shall satisfy the requirements of this Section 3.2.3.

3.2.4    Indemnification.    Purchaser shall indemnify, hold harmless and, upon request, defend (with counsel acceptable to Seller in its reasonable discretion) Seller and its affiliates, officers, directors, managers, members, partners, employees, contractors, consultants, investors, lenders, tenants, invitees and property managers (collectively, the “Indemnified Parties”) from and against any and all demands, allegations, claims, actions, suits, proceedings, judgments, awards, damages, liabilities, liens, losses, costs and expenses (including but not limited to reasonable attorneys’ fees and costs) (collectively, “Claims”) suffered or incurred by, imposed on or asserted against any of the Indemnified Parties as a result of any bodily injury or harm, or property damage, arising from Purchaser’s and the other Purchaser’s Representatives’ activities on the Property; provided, however, that Purchaser’s indemnity hereunder shall not include any Claims to the extent resulting from the acts or omissions of the Indemnified Parties, or the mere discovery of any information potentially having a negative impact on the Property, including, without limitation, any pre-existing condition of the Property, provided such pre- existing condition is not intentionally or negligently exacerbated by Purchaser or any of the other Purchaser’s Representatives. This paragraph shall survive the expiration or earlier termination of this Agreement.

3.2.5    Delivery of Materials.    If this Agreement is terminated for any reason, Purchaser shall promptly return to Seller all originals and copies of the Seller’s Materials in Purchaser’s possession and, upon request, deliver (to the extent not previously delivered) to Seller copies of all reports, documents, materials and information (excluding any of the foregoing that Purchaser reasonably considers to be confidential, privileged or internal work product) resulting from the Studies (the “Purchaser’s Materials”) and (to the extent assignable and without cost or expense to Purchaser) assign to Seller all of Purchaser’s rights in and to the Purchaser’s Materials, provided that Purchaser shall also reserve for itself all rights and remedies of Purchaser in and to the Purchaser’s Materials. Purchaser shall deliver the Purchaser’s Materials to Seller as an accommodation only and makes no representation or warranty of any kind concerning the adequacy or accuracy of the materials furnished. In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief (including but not limited to injunctive relief and specific performance) against Purchaser or any of the Purchaser’s Representatives to enforce the provisions of this Section 3.2.5.

3.2.6    Confidentiality.    Purchaser and the Purchaser’s Representatives shall keep strictly confidential all, and shall not release, disclose, publish or otherwise disseminate any, information obtained by or on behalf of Purchaser or the Purchaser’s Representatives in connection with the Studies or Purchaser’s review of the Property, pursuant to the terms of that certain Confidentiality Agreement dated as of October 15, 2018 from Purchaser to and for the benefit of Seller and FCP Realty Fund III, L.P. (the “Confidentiality Agreement”). In addition, the confidentiality obligations of the Purchaser and the Purchaser’s Representative under the Confidentiality Agreement shall be deemed to apply to the financial and other terms and conditions of a potential transaction between Seller and Purchaser as herein contemplated, including, without limitation, the Purchase Price.

3.2.7    Survival. The obligations of Purchaser set forth in this Section 3.2 shall survive the Closing or earlier termination of this Agreement.

3.3    Contracts. At least thirty-five (35) days prior to Closing, Purchaser shall notify Seller in writing which Contracts Purchaser, in its sole and absolute discretion, desires to assume at the Closing. If any Contract to be assumed by Purchaser is assignable but requires the applicable vendor to consent to the assignment of such Contract by Seller to Purchaser, then, prior to the Closing, Seller shall use commercially reasonable efforts to obtain from each such vendor a consent to the assignment of the Contract by Seller to Purchaser; provided, however, that if Seller fails to obtain any such consent despite such reasonable efforts, (i) such failure shall not constitute a breach of or default under this Agreement by Seller or the failure to satisfy a condition precedent to Purchaser’s obligation to proceed to the Closing, and (ii) Seller shall terminate any such Contracts at or prior to the Closing. Purchaser shall pay any reasonable assignment or other transfer fees and charges due in connection with its assumption of any Contracts. Purchaser’s failure to notify Seller in writing of any Contracts it desires to assume at Closing within the 35-day period described above shall be deemed an automatic election by Purchaser to not assume any Contracts. Notice of termination for all Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and any termination fees due in connection therewith and any charges due thereunder from and after the Closing Date and through the date of actual termination shall be paid by Seller. Notwithstanding anything to the contrary contained in this Agreement, Seller shall terminate, effective as of the Closing, any existing property management agreement for the Property.

3.4	Conditions Precedent to Closing.

to all of the following:

3.4.1	Purchaser’s obligation to consummate the Closing shall be subject

(a)    Seller’s representations and warranties in Section 5.1 hereof being true and correct in all material respects as of the Closing Date (but subject to the terms of Section 5.4);

(b)    Seller’s delivery of the items required to be delivered by Seller pursuant to Section 4.2 below;

(c)    the Title Company shall have irrevocably and unconditionally committed to issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the form in all material respects of the pro forma Title Policy attached hereto as Exhibit K, as modified in accordance with Section 3.1.2(b) hereof;

(d)    on or before the date that is five (5) Business Days prior to the Closing Date, Seller shall have delivered to Purchaser an estoppel certificate from Solarwinds (being the other tenant at the Property) and of Solarwinds Holdings, Inc.(“Holdings”), as guarantor, under that certain Lease Guaranty (the “Solarwinds Guaranty”) dated November 22, 2017, regarding the Solarwinds Lease, substantially in the form of Exhibit N attached to this Agreement (the “Solarwinds Estoppel”), which is dated no earlier than thirty (30) days prior to the Closing Date and does not contain any statements or certifications disclosing any of the following: (i) any material adverse (to the landlord) economic terms that are not expressly contained in the lease between Seller, as landlord, and Solarwinds, as tenant, dated November 27, 2017 (the “Solarwinds Lease”), (ii) the existence of any material default of either the landlord or the tenant under the Solarwinds Lease or the occurrence of any event or condition that, with the giving of notice or the passage of time or both, could constitute such a material default, (iii) the existence of one or more material claims of the tenant against the landlord, (iv) the existence of one or more material unresolved disputes between landlord and the tenant in connection with the Solarwinds Lease, or (v) the existence of any releases or waivers of Holdings’ obligations under the Solarwinds Guaranty or of any material unresolved disputes between the landlord and Holdings in connection with the Solarwinds Guaranty; Seller shall use commercially reasonable efforts to obtain the Solarwinds Estoppel from Solarwinds and Holdings within the timeframe described in this paragraph; understanding, however, that (i) Seller’s failure, despite having used commercially reasonable efforts, to obtain the Solarwinds Estoppel from Solarwinds and Holdings in accordance with this paragraph shall not constitute a default hereunder by Seller, and
(ii)Seller’s obligation to use commercially reasonable efforts shall not be deemed to impose any obligation on Seller to incur any new or additional material cost or expense, or any new or additional liability, in so doing;

(e)    on or before the date that is five (5) Business Days prior to the Closing Date, Seller shall have delivered to Purchaser an Estoppel Certificate from Berkshire SCP Slater Road Holdings II, LLC in the form attached hereto as Exhibit O (the “SCP Estoppel”), which is dated no earlier than thirty (30) days prior to the Closing Date; Seller shall use commercially reasonable efforts to obtain the SCP Estoppel within the timeframe described in this paragraph; understanding, however, that (i) Seller’s failure, despite having used commercially reasonable efforts, to obtain the SCP Estoppel in accordance with this paragraph shall not constitute a default hereunder by Seller, and (ii) Seller’s obligation to use commercially reasonable efforts shall not be deemed to impose any obligation on Seller to incur any new or additional material cost or expense, or any new or additional liability, in so doing;

(f)    the Solarwinds Lease shall be in full force and effect, and there shall exist no material breach or default of the landlord or the tenant thereunder, nor shall there have occurred any event or condition which, with the giving of notice or the passage of time or both, could constitute such a material breach or default; and

(g)    the performance and observance, in all material respects, by Seller of all obligations and covenants of this Agreement to be performed or observed by Seller prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions

Exhibit 10.4

precedent to the Closing benefiting Purchaser expressly set forth in this Agreement, any or all of which may be waived by Purchaser in its sole discretion.

If any of the foregoing conditions is not satisfied by Closing, Purchaser shall have the right, at its option, to terminate this Agreement by written notice to Seller, in which event the Escrow Agent shall immediately refund the Deposit to Purchaser. Purchaser may waive any of the foregoing conditions, but only in a writing duly executed by Purchaser. No waiver of any such conditions or termination of this Agreement by Purchaser shall waive or otherwise affect any of Purchaser’s rights or remedies under this Agreement upon a default by Seller.

3.4.2	Seller’s obligation to consummate the Closing shall be subject to
(i) Purchaser’s representations and warranties in Section 6 hereof being true and correct in all material respects as of the Closing Date, (ii) Purchaser’s delivery of the items required to be delivered by Purchaser pursuant to Section 4.3 below, (iii) Purchaser having fully paid and satisfied all Monthly Rental Installments and all monthly installments of Annual Rental Adjustments (all as defined in the Purchaser’s Lease), together with any penalties and/or late fees related thereto, due and owing as of the Closing Date from Purchaser (as tenant) to Seller (as landlord) pursuant to the Purchaser’s Lease (the “Outstanding Purchaser’s Lease Obligations”); provided, however, if any of the Outstanding Purchaser’s Lease Obligations have not been paid to Seller as of the Closing Date because Purchaser is at that time already in the process of disputing such amounts in good faith (and, with respect to the amount of any Annual Rental Adjustment, in accordance with any applicable terms of the Lease), such disputed amounts shall instead be deposited into an escrow account with Escrow Agent at the time of Closing and thereafter held and disbursed by Escrow Agent pursuant to the terms of an escrow agreement in form and substance reasonably acceptable to the parties thereto to be signed at Closing, in which event only the Outstanding Purchaser’s Lease Obligations that are not in the process of being disputed by Purchaser in good faith shall be fully paid and satisfied by Purchaser at Closing, and
(iv) the performance and observance, in all material respects, by Purchaser of all obligations and covenants of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Purchase Price less any deductions for adjustments or prorations set forth herein) and the fulfillment on or before the Closing Date of all other conditions precedent to the Closing benefiting Seller expressly set forth in this Agreement, any or all of which may be waived by Seller in its sole discretion.

4.	Closing.

4.1    Time and Place.    The consummation of the sale and purchase of the Property contemplated in this Agreement (the “Closing”) shall occur on April 8, 2019 (the “Closing Date”), TIME BEING OF THE ESSENCE. The Closing shall be conducted by the delivery of documents and funds into escrow with Escrow Agent on or before the Closing Date. If Escrow Agent does not receive the Purchase Price by 3:00 p.m. (EST) on the Closing Date, then Closing shall occur on the next Business Day and Purchaser shall compensate Seller for any costs and additional interest that may become due and owing by Seller to its lender(s) as a result of Purchaser’s late payment (regardless of whether such late payment was caused by Purchaser or Purchaser’s lender). Consummation of the Closing shall constitute approval by Seller and Purchaser of all matters to which Seller and Purchaser has a right of approval and a waiver of all

Exhibit 10.4

conditions precedent. Seller shall have no liability for Purchaser’s interest rate hedging costs if for any reason the Closing is not consummated.

4.2    Seller Deliveries. At the Closing, Seller shall deliver to Escrow Agent the following items (and, where applicable, properly executed and/or acknowledged by Seller) with respect to itself and/or the Property, as the case may be:

Exhibit E-1;
4.2.1
two special warranty deeds (the “Deed”) in the form attached as

4.2.2    two non-warranty deeds (the “QCD”) in the form attached as Exhibit E-2 with respect to the legal description of the Property attached thereto or as may otherwise be reasonably requested by Purchaser or the Title Company;

4.2.3    a bill of sale and general assignment (the “Bill of Sale”) in the form attached as Exhibit F;

4.2.4    an assignment and assumption of leases and guarantees thereof (the “Assignment and Assumption of Leases”) in the form attached as Exhibit G, together with the transfer to Purchaser of any existing letters of credit, bank guarantees and similar security instruments and credit enhancements regarding such leases and guarantees;

4.2.5    an assignment and assumption of contracts (the “Assignment and Assumption of Contracts”) in the form attached as Exhibit H for the Contracts to be assumed by Purchaser;

4.2.6    a certification of non-foreign status in the form attached as Exhibit I;

4.2.7    a certificate dated as of the Closing Date and executed by Seller confirming the continuing accuracy of Seller’s representations and warranties under Section 5.1 on and as of the Closing Date, or in the event of any inaccuracy, Seller shall specify in detail in such certification any exceptions, limitations, or qualifications to any of Seller’s representations and warranties set forth in Section 5.1 which are applicable on and as of the Closing Date, provided that if such certificate discloses any inaccuracy, Purchaser shall have the rights set forth in Section 5.4;

4.2.8    executed originals (or copies if originals are not available) of all Leases in effect on the Closing Date and not previously delivered to Purchaser;

4.2.9    executed originals (or copies if originals are not available) of all Contracts to be assumed by Purchaser and not previously delivered to Purchaser;

4.2.10	if received, the Solarwinds Estoppel;

4.2.11    copies of notices to Solarwinds and to all third party contractors or service providers under Contracts that will be assumed by Purchaser, advising of the sale of the

Property to Purchaser on and as of the Closing Date, and in the case of the notice to Solarwinds, a notice of the assignment of any then-existing tenant security deposits, lease guaranties, and other tenant security, as applicable, to Purchaser;

4.2.12    all existing books, records, files, plans, specifications, permits, certificates and warranties with respect to the Property (including all books and records, if any exist, regarding shared costs under any covenants, conditions and restrictions to which the Property is subject for the current calendar year and the two prior calendar years), to the extent in Seller’s possession and not previously delivered to Purchaser (which may be either delivered to Purchaser at the Closing or left at the management office at the Property);

4.2.13    all keys, codes and combinations to the Improvements, to the extent in Seller’s possession and not previously delivered to Purchaser (which may be either delivered to Purchaser at the Closing or left at the management office at the Property);

affidavits;

4.2.14	a settlement statement and any applicable transfer tax forms and

4.2.15    evidence reasonably satisfactory to the Title Company with respect to Seller’s due organization and due authorization and execution of this Agreement and the documents required to be delivered pursuant to the terms of this Agreement;

4.2.16    such lien releases as may reasonably be required by the Title Company for liens that Seller is obligated to release pursuant to the terms of this Agreement (except that the lien release from Seller’s current lender, Fifth Third Bank, may not actually be delivered to the Title Company until after Closing as long as the Title Company issues the Title Policy to Purchaser effective as of the Closing);

4.2.17    the NCLTA Form No. 1 in the form attached hereto as Exhibit Q (or, alternatively, if applicable, the NCLTA Form No. 5 in a form reasonably acceptable to Seller and the Title Company, together with any accompanying Waiver and Release of Liens from the applicable contractors);

4.2.18    the fully executed Second Amendment to Declaration of Easements and Restrictive Covenants, in the form attached hereto as Exhibit R (the “Declaration Amendment”), which shall be recorded at or prior to Closing, prior in time to the Deed and QCD;

4.2.19	if received, the SCP Estoppel;

4.2.20    if received and not previously recorded, the Easement Termination Agreements (as defined in Section 5.5.8); and

4.2.21    at no additional cost or expense to Seller, such other documents and instruments, in form and substance reasonably acceptable to Seller, as may be reasonably necessary to effectuate the Closing in accordance with the terms of this Agreement; provided, however, that no such document or instrument shall increase or expand the representations, warranties, covenants, obligations or liabilities of Seller expressly set forth in this Agreement.

4.3    Purchaser Deliveries. At the Closing, Purchaser shall deliver to Seller or Escrow Agent the following items properly executed by Purchaser:

4.3.1    payment of the Purchase Price (subject to adjustments and prorations set forth herein);

4.3.2	the Bill of Sale;

4.3.3	the Assignment and Assumption of Leases;

4.3.4	the Assignment and Assumption of Contracts;

4.3.5	a settlement statement and any applicable transfer tax forms;

4.3.6    evidence reasonably satisfactory to the Title Company with respect to Purchaser’s due organization and due authorization and execution of this Agreement and the documents required to be delivered pursuant to the terms of this Agreement; and

4.3.7    at no additional cost or expense to Purchaser, such other documents and instruments, in form and substance reasonably acceptable to Purchaser, as may be reasonably necessary to effectuate the Closing in accordance with the terms of this Agreement; provided, however, that no such document or instrument shall increase or expand the representations, warranties, covenants, obligations or liabilities of Purchaser expressly set forth in this Agreement.

4.4	Closing Costs.

4.4.1    Seller shall pay (a) all transfer and excise taxes payable in connection with the conveyance of the Property and the recording of the Deed, (b) the legal, consulting and other professional fees, costs and expenses incurred by Seller in connection with this Agreement and the transaction contemplated by this Agreement, (c) Seller’s share of prorations as provided in Section 4.5, and (d) the cost of to cure any New Exceptions agreed to be cured by Seller.

4.4.2    Purchaser shall pay (a) the title insurance premium for its owner’s and loan policies of title insurance, (b) the cost of any title searches, endorsements and affirmative title insurance coverage required by Purchaser (other than the cost of any title curative endorsements or insurance paid for by Seller pursuant to Section 4.4.1(d)), (c) all costs for the Survey, (d) all recording charges (but not transfer or recording taxes) payable in connection with the recording of the Deed, (e) all escrow and closing fees of Escrow Agent, (f) any sales tax on the Personal Property, (g) all fees, costs and expenses of the Purchaser’s Materials, the Studies and other due diligence, (h) the cost of any environmental site assessments and property condition reports ordered by Purchaser, (i) the legal, financing, consulting and other professional fees, costs and expenses incurred by Purchaser in connection with this Agreement and the transaction contemplated by this Agreement, (j) Purchaser’s share of prorations as provided in Section 4.5, and (k) subject to the terms of Section 3.4.2, the Outstanding Purchaser’s Lease Obligations.

custom.

4.4.3	Any other closing costs shall be allocated in accordance with local

4.4.4    The provisions of this Section 4.4 shall survive the Closing or earlier termination of this Agreement.

4.5	Apportionments.

4.5.1    Prorations. The following shall be prorated between Seller and Purchaser as of 11:59 p.m. on the day immediately preceding the Closing Date (on the basis of the actual number of days elapsed over the applicable period) so that Seller is entitled to the income and responsible for the expenses attributable to the period prior to the Closing Date and Purchaser is entitled to the income and responsible for the expenses attributable to the period on and after the Closing Date:

(a)All real estate taxes, personal property and ad valorem taxes, water and sewer and other assessments on the Property on the basis of the fiscal year for which they are assessed (if not on a calendar year basis). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property unless such increase covers the period of Seller’s ownership or from any improvements made or leases entered into on or after the Closing Date. If any taxes or assessments on the Property are payable in installments, then the amount of the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due on and after the Closing Date).

(b)Subject to this Section 4.5.1(b), all rent and additional rent under the Leases and other tenant charges actually received. Seller shall deliver or provide a credit to Purchaser on the Closing Date an amount equal to all prepaid rent for periods on and after the Closing Date and all refundable cash security deposits (to the extent made by tenants under the Leases and not applied or forfeited in accordance with the terms of such Leases prior to the Closing Date). Seller shall deliver to Purchaser at the Closing any tenant security deposits which are held in the form of letters of credit, together with executed instruments of transfer in the forms required by the issuers thereof. Rents that are delinquent as of the Closing Date shall not be prorated on the Closing Date; instead, Purchaser shall include such delinquencies in its normal billing and diligently pursue the collection thereof in good faith after the Closing Date, but Purchaser shall not be required to litigate or declare a default or exercise any remedy under any Lease. If and to the extent Purchaser receives any rents on or after the Closing Date, such payments shall be applied as follows: first, to rents owed for the month in which the Closing occurs (prorated between Seller and Purchaser); second, to rents then due and payable to Purchaser for the period of time following the month in which the Closing occurs; and third, to any unpaid rents owed to Seller for the period of time prior to the month in which the Closing occurs (with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller). Purchaser shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to incur any additional costs or liabilities in connection therewith or to litigate or declare a default under any Lease). Purchaser shall not waive any delinquent rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s reasonable discretion. Seller reserves the right to pursue, after the Closing, any remedy against any tenant owing delinquent rents or other amounts to Seller (but shall not be entitled to terminate any lease or any tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against any tenant, provided that Seller may not (i) sue to evict or otherwise dispossess any such tenant from its leased premises, or (ii) take any other action against any such tenant that (A) would give such tenant any claim against Purchaser, or (B) cause any liability on the part of Purchaser to arise under the Lease which is not expressly made an obligation of the then existing landlord under the Lease, or (C) would give such tenant any right to terminate its Lease, or (D) would create any defense or offset against any obligation of such tenant owing under its Lease for any period on or following the Closing Date, or (E) would subject Purchaser, as the current landlord, to any claim by or liability to such tenant. Delivery of the Assignment and Assumption of Leases shall not constitute a waiver by Seller of any such rights, which shall survive the Closing. Seller shall retain all rights with respect to delinquent rents and any other amounts or other rights of any kind with respect to tenants who are no longer tenants of the Property as of the Closing Date.

(c)Charges and payments for all utilities (including but not limited to water, electricity, gas, fuel, telephone and cable) that are not separately metered to tenants, based on the most recently issued bills therefor.

(d)Charges and payments under Contracts (or renewals or replacements thereof permitted by the terms of this Agreement) assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.

(e)All income, expenses and other items customarily apportioned between sellers and purchasers of real property similar to the Property and located in Raleigh, North Carolina.

4.5.2    Tenant True-Ups. Reconciliations of taxes, insurance charges and other expenses owed by any tenants of the Property for the calendar year in which Closing occurs shall be prepared by Purchaser with the cooperation of Seller within one hundred twenty
(120) days following the end of such year in accordance with the requirements set forth in the applicable leases and as provided in this Section 4.5.2. If a tenant pays a proportionate share of taxes, insurance charges or other expenses over a base year amount or expense stop, the proration of the amount received from the tenant over such base year amount or expense stop shall be calculated based on the total amount of such expenses for the Property incurred by each of Seller and Purchaser reduced by the base year amount allocated evenly for the portion of the year each owns the Property. The base year amount will be prorated between the parties based on the number of days each party owned the Property during such year.

4.5.3    Leasing Costs. From and after Closing, Purchaser shall be solely responsible for any leasing commissions and tenant improvement allowances that may become due and payable in connection with any leases at the Property. Purchaser shall therefore receive a credit at Closing from Seller for any remaining, unsatisfied, leasing commissions and tenant improvement allowances payable under the leases at the Property (including, without limitation, any remaining, unsatisfied (i) Second Amendment Tenant Allowance, First Floor Vacant Space Tenant Allowance and/or Fourth Floor Vacant Space Tenant Allowance under the Purchaser’s Lease, and (ii) Allowance and Maximum Credit Amount under the Solarwinds Lease).

4.5.4    Post-Closing Reconciliation. If any of the items described in this Section 4.5 cannot be apportioned at the Closing because of the unavailability of information, or are incorrectly apportioned at the Closing or subsequent thereto, such items shall be apportioned or reapportioned (as the case may be) as soon as practicable after the Closing Date or the date such error is discovered (as applicable); provided, however, that no party shall have the right to request apportionment or reapportionment of any item after the date that is one hundred twenty
(120) days after the Closing Date unless otherwise expressly set forth herein. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal or calendar year (as applicable) applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

Closing.

4.5.5	Survival. The provisions of this Section 4.5 shall survive the

5.	Seller’s Representations, Warranties and Covenants.

5.1    Representations and Warranties of Seller.    Seller hereby represents and warrants to Purchaser as of the Effective Date, as follows:

5.1.1    Organization; Authorization.    Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is qualified to do business in the jurisdiction in which the Property is located. Seller has full power and authority to execute, deliver and perform its obligations under this Agreement and the documents to be delivered by Seller in connection with the Closing (such documents, the “Seller Closing Documents”). All necessary action has been taken or shall have been taken on or before the Closing Date to authorize Seller’s execution and delivery of, and performance under, this Agreement and the Seller Closing Documents. The individual(s) executing this Agreement and the Seller Closing Documents on behalf of Seller have the power and authority to bind Seller to the terms and conditions of this Agreement and the Seller Closing Documents.

5.1.2    Leases.    There are no leases, subleases, licenses or other occupancy agreements affecting the Improvements or the Property except for the Purchaser’s

Lease and the Solarwinds Lease (the “Leases”).    Except as described above, the Solarwinds Lease has not been amended or modified in any respect. None of the terms or conditions of the Solarwinds Lease have been waived in any material extent. Seller has delivered to Purchaser a true and complete copy of the Solarwinds Lease, including any amendments or modifications thereof. To Seller’s knowledge, Solarwinds is not in material default under the Solarwinds Lease, nor, to Seller’s knowledge, has there occurred any event or condition which, with the giving of notice or the passage of time or both, could constitute a material default by Solarwinds under the Solarwinds Lease. To Seller’s knowledge, Seller has not received a written notice of default from Solarwinds under the Solarwinds Lease. All of Seller’s obligations under the Solarwinds Lease with respect to any tenant improvements have been completed and Seller has no further obligation under the Solarwinds Lease to improve or pay for any tenant improvements. Solarwinds is in occupancy of its premises at the Property and has commenced paying rent, and there are no unpaid broker’s or leasing commissions with respect to any Lease.

5.1.3    Contracts. There are no service or equipment contracts or leases in effect with respect to the Property except for the contracts described on Exhibit D (the “Contracts”). Seller has delivered to Purchaser complete copies of all Contracts to the extent in Seller’s possession. To Seller’s knowledge, Seller has not received a written notice of a material default by Seller under any Contract.

5.1.4    No Litigation. Except as may be set forth on Exhibit L, there are no actions, suits, litigation or proceedings pending or, to Seller’s knowledge, threatened in writing against Seller or any of the Property that would, if adversely determined, materially and adversely affect (i) the ability of Seller to carry out the transaction contemplated by this Agreement, or (ii) the Property following Closing.

5.1.5    Personal Property. To Seller’s knowledge, Exhibit M contains an accurate and complete list of all personal property owned by Seller and located at and used exclusively in connection with the Property.

5.1.6    No Insolvency.    Seller is not a debtor in any bankruptcy or insolvency proceeding.

5.1.7    Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).

5.1.8    OFAC. Seller is not a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”) (including but not limited to those listed on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including but not limited to the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action (a “Restricted Entity”), and Seller is not engaged in any dealings or transactions or otherwise associated with such persons or entities.

5.1.9    No Conflict or Breach. Neither the execution and delivery of this Agreement nor the performance of any of the obligations of Seller under this Agreement or under any Seller’s Closing Documents will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound, or, to Seller’s knowledge, any judgment, order or decree applicable to Seller.

5.1.10    Purchase/Lease Options. No person or entity other than Purchaser has any option or right to purchase or lease any of the Property.

5.1.11    Condemnation.    To Seller’s knowledge, no condemnation or similar proceedings relating to any portion of the Property are pending or threatened in writing.

5.1.12    Violations.    To Seller’s knowledge, there exist no uncured violations of applicable laws, codes, regulations or ordinances with respect to the Property that could reasonably be expected to have a material adverse effect on the ownership or operation of the Property.

5.1.13    Environmental. Seller has delivered to Purchaser complete copies of all reports and environmental assessments of the Property to the extent in Seller’s possession. To Seller's knowledge, except as disclosed in the reports and assessments delivered to Purchaser, no hazardous substances, materials or waste are present in, on or under the Property or the soil, surface water or ground water thereof in violation of any applicable environmental laws.

5.1.14    Knowledge Parties. The Knowledge Parties (as hereafter defined) have substantive, first-hand knowledge regarding the ownership and operation of the Property.

5.1.15    Declaration. To Seller’s knowledge, Seller has completed and paid in full for the construction obligations described in Schedule 5.1.15 hereto in accordance with the utility or other plans as referenced in the Declaration (as defined in Exhibit O hereto), and, to Seller’s knowledge, such improvements have been dedicated and accepted, as may be applicable, by the relevant governmental authorities.

5.2    Knowledge Defined. “Seller’s knowledge” and words of similar import refers only to the current actual (as opposed to imputed, implied or constructive) knowledge of Sarah Hubbard, Esko Korhonen and Erik Weinberg (together, the “Knowledge Parties”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or any partner, member, shareholder, officer, director, employee, agent, affiliate, representative or other person or entity acting on behalf of or otherwise related to or affiliated with Seller other than the Knowledge Parties or to impose upon the Knowledge Parties any duty to inquire or investigate the matter to which such knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, the Knowledge Parties shall have no personal liability hereunder.

5.3    No Environmental Representations or Warranties. Except as provided in Section 5.1.13, Seller makes no representation or warranty as to the environmental condition of the Property (including but not limited to whether the Property contains asbestos, radon or hazardous, harmful or toxic substances, materials or waste, or pertaining to the extent, location or nature thereof, if any). Further, except as set forth in Section 5.1.13 above, to the extent that Seller has provided to Purchaser any inspection, engineering or environmental information or reports concerning asbestos, radon or hazardous, harmful or toxic substances, materials or waste, Seller makes no representation or warranty with respect to the methodology, accuracy, completeness, reliability or contents of such information or reports.

5.4    Corrections. If, prior to the Closing Date, Seller obtains actual knowledge of any event or condition occurring after the Effective Date that may cause any of Seller’s representations or warranties to be inaccurate, incomplete, misleading or untrue in any material respect, Seller shall (without liability to Seller unless such materially inaccurate, incomplete, misleading or untrue representation or warranty was caused by a breach or default by Seller under this Agreement, in which event the terms of Section 8.1 shall govern), within three (3) Business Days, notify Purchaser thereof in writing and shall have the opportunity, at its sole election, to attempt to correct or cure the materially inaccurate or untrue representations and warranties and, if necessary, shall have the right to extend the Closing Date for up to ten (10) days to effectuate such cure. If Seller does not so cure the materially inaccurate or untrue representations and warranties, then Purchaser shall have the right, in its sole and absolute discretion, to either (a) terminate this Agreement, whereupon the Deposit shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations under this Agreement (other than any obligations of either party that expressly survive termination) or (b) waive such materially inaccurate or untrue representation or warranty and proceed to the Closing, in which case the applicable Seller’s representations and warranties shall be deemed modified accordingly. Notwithstanding the foregoing, Purchaser’s termination right in (a) above shall not apply to inaccurate or untrue representations or warranties (i) relating to actions taken with respect to Contracts in accordance with Section 5.5.7 hereof, (ii) due to the action or inaction of Purchaser or Purchaser’s affiliates or otherwise consented to in writing by Purchaser, or (iii) that are cured by Seller, to Purchaser’s reasonable satisfaction, within ten (10) days of written notice thereof from Purchaser. If Purchaser has or obtains actual knowledge prior to the Closing that any of Seller’s representations or warranties are inaccurate or untrue in any material respect and Purchaser nonetheless proceeds to the Closing, then Purchaser shall be deemed to have waived such inaccuracy and the ability to make a claim against Seller based on such inaccuracy, and such representations and warranties shall be deemed modified as of the Closing Date to reflect Purchaser’s actual knowledge of such information and Seller shall have no liability therefor.

5.5    Seller’s Interim Covenants.    From the Effective Date until the Closing Date or sooner termination of this Agreement in accordance with its terms, Seller shall, at Seller’s sole cost and expense:

5.5.1    operate and maintain the Property in Seller’s ordinary course of business in a manner substantially consistent with its past practice so that the Property will be in the same or better condition on the Closing Date as on the Effective Date, subject to reasonable wear, tear and deterioration and further subject to damage or destruction by casualty or other events beyond Seller’s reasonable control;

force and effect;

5.5.2	keep all existing insurance policies affecting the Property in full

5.5.3    comply in all material respects with all laws, ordinances or regulations applicable to the Property, except to the extent such compliance is the obligation of the tenant under a Lease;

5.5.4    perform in all material respects all obligations of Seller arising under all Leases, deliver to Purchaser copies of any written notices of default Purchaser may receive from Solarwinds under the Solarwinds Lease and notify Purchaser in writing of any material default by Solarwinds under the Solarwinds Lease;

5.5.5    perform in all material respects all obligations of Seller arising under the Contracts and deliver to Purchaser copies of any written notices of default Seller may receive from the service providers under the Contracts or that Seller may give such service providers;

5.5.6    not, without the prior written consent of Purchaser, (i) make any material changes or alterations to any part of the Property except to the extent (a) reasonably necessary to prevent personal injury or Property damage, (b) required by Seller’s lender, or (c) required to comply with any Lease, (ii) subject to Section 5.5.7 hereof, enter into any new, or modify any existing, material agreement affecting the Property, (iii) subject to the rights of tenants under existing Leases to sublet or assign without Seller’s consent, lease any of the Property or grant anyone the right to use or occupy any of the Property or enter into (or agree to enter into) any modification, amendment, or supplement of any Lease or grant any waiver or consent under any Lease, (iv) grant or consent to any easement, covenant, restriction or lien affecting any of the Property or permit any liens or encumbrances (other than with respect to Seller’s existing loan from Fifth Third Bank, which shall be paid off by Seller and satisfied in full as of Closing) that cannot be resolved or removed prior to or simultaneous with Closing (provided that Purchaser’s consent to any easement, covenant or restriction that would have no material adverse effect on the Property shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if Purchaser does not respond to such request within ten (10) Business Days of receiving Seller’s request for consent, (v) increase the aggregate indebtedness secured by the Property to an amount that exceeds seventy percent (70%) of the Purchase Price,
(vi) convey any further interest in the Property or grant any material rights or options to the Property, (vii) enter into any negotiations, agreements or contracts regarding the sale or lease of any of the Property, (viii) enter into any other agreement or contract regarding the Property other than Contracts in accordance with Section 5.5.7, (ix) take any enforcement action against Solarwinds under the Solarwinds Lease that could result in the termination of the Solarwinds Lease or that could reasonably be expected to give Solarwinds a defense against any of its material obligations under the Solarwinds Lease (provided that Purchaser’s consent to any such enforcement action shall be deemed given if Purchaser does not respond to such request within ten (10) Business Days of receiving Seller’s request for consent); or (x) intentionally or knowingly cause, or permit any Seller Related Party to intentionally or knowingly cause, any of Seller’s representations or warranties in this Agreement to be inaccurate, incomplete, misleading or untrue in any material respect; and

5.5.7    not modify, extend, renew or cancel any Contract, or enter into any new service or equipment leasing contract relating to the Property, without the prior written consent of Purchaser; provided, however, that Purchaser’s consent shall not be required for the modification, extension, renewal or cancellation of any Contract, or for the execution of any new service or equipment leasing contract, that is consistent with Seller’s operation of the Property prior to the Effective Date and may be canceled upon not more than thirty (30) days’ notice without cost, penalty or premium. Seller shall promptly deliver to Purchaser copies of any new contracts or modifications, extensions or renewals of existing Contracts entered into by Seller after the Effective Date. Any new service contract entered into by Seller in accordance with the terms of this Agreement shall thereafter be deemed a “Contract” for purposes of the transaction contemplated by this Agreement, provided that, unless otherwise agreed to by Purchaser in writing, the same shall be terminated by Seller as of the Closing.

6.    Purchaser’s Representations and Warranties.    Purchaser hereby represents and warrants to Seller as of the Effective Date as follows:

6.1    Organization. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is (or will be by Closing) qualified to do business in the jurisdiction in which the Property is located. Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement. All necessary action has been taken or shall have been taken on or before the Closing Date to authorize Purchaser’s execution and delivery of, and performance under, this Agreement. The individual(s) executing this Agreement on behalf of Purchaser have the power and authority to bind Purchaser to the terms and conditions of this Agreement.

6.2    No Litigation.    There are no actions, suits, litigation or proceedings pending or, to Purchaser’s actual knowledge, threatened in writing against Purchaser that would materially and adversely affect the ability of Purchaser to carry out the transaction contemplated by this Agreement.

6.3    No Insolvency. No petition has been filed by or against Purchaser under the Code or any similar state or federal bankruptcy or insolvency laws.

6.4    Non-Foreign Person. Purchaser is not a “foreign person” as defined in Section 1445 of the Code.

6.5    OFAC.    Purchaser is not a Restricted Entity and, to Purchaser’s actual knowledge, is not engaged in any dealings or transactions or otherwise associated with a Restricted Entity.

6.6    ERISA. Purchaser is not using the assets of any (a) “employee benefit plan” (within the meaning of Section 3 (3) of the Employee Retirement Income Security Act of

1974, as amended; (b) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; or (c) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.

The representations and warranties of Purchaser contained in this Section 6 shall survive the Closing until December 31, 2019.

7.	Disclaimer; Waiver and Release; Liability.

7.1    Disclaimer.    Except as expressly set forth in this Agreement or in the Seller’s Closing Documents, the sale of the Property under this Agreement shall be “as is,” “where is,” “with all faults”, without any representation or warranty of any kind, written or oral, express or implied, statutory or otherwise, including but not limited to any representation or warranty concerning title to the Property (including but not limited to marketability, encumbrances, rights and claims of, on, to or against the Property), the physical condition of the Property (including but not limited to the soil), the environmental condition of the Property (including but not limited to the presence or absence of hazardous or toxic substances or materials on or affecting the Property), the compliance of the Property with applicable laws and regulations (including but not limited to zoning and building codes), and the financial condition of the Property (including but not limited to the income, expenses, charges and liens of, on or against the Property). Purchaser acknowledges that Purchaser (a) has or will have adequate opportunity to complete all documentary, financial and physical inspections, investigations, examinations, tests, studies and assessments relating to the Property that Purchaser deems necessary, (b) will examine, review and inspect all matters that in Purchaser’s judgment bear upon the Property and its value and suitability for Purchaser’s purposes, (c) is a sophisticated purchaser and is familiar with the ownership and operation of real estate similar to the Property, and (d) will acquire the Property solely on the basis of and in reliance upon its own independent documentary, financial and physical inspections, investigations, examinations, tests, studies and assessments of the Property and not in reliance on any information provided by or on behalf of Seller. Except as expressly set forth in this Agreement or in the Seller’s Closing Documents, (i) Purchaser acknowledges that it is not relying upon any representation, warranty, statement or action of any kind or nature made by or on behalf of Seller with respect to the Property, and (ii) Seller hereby disclaims all representations and warranties of any kind, whether written or oral, express or implied, statutory or otherwise (including but not limited to any warranties of merchantability, habitability and fitness for any particular purpose).

7.2    Waiver and Release.    Effective as of the Closing, Purchaser shall be deemed to have irrevocably and forever waived any and all rights that Purchaser may have against Seller or any partner, member, shareholder, officer, director, employee, agent, affiliate, representative or other person or entity acting on behalf of Seller (each, a “Seller Related Party”) at law or in equity (including but not limited to the right to seek damages) for, and released Seller and all Seller Related Parties from, and covenanted not to sue or otherwise pursue Seller or any of the Seller Related Parties for, any and all causes of action, claims, losses or damages that Purchaser or any partner, member, shareholder, officer, director, employee, agent, affiliate, representative or other person or entity acting on behalf of Purchaser (each, a “Purchaser Related Party”) may have or incur under this Agreement or in connection with the Property, including but not limited to the environmental condition of the Property (including but not limited to any right of contribution under the Comprehensive Environmental Response Compensation and Liability Act). This waiver and release shall be given full force and effect according to each of its terms, including those relating to unknown and unsuspected causes of action, claims and damages. Notwithstanding the foregoing, the foregoing waiver and release shall not be read, construed or interpreted as a release or waiver of (a) any rights that Purchaser may have against Seller under this Agreement with respect to Seller’s representations or warranties that expressly survive the Closing (but subject to the applicable survival period and liability cap and floor), (b) Seller’s fraud or intentional misrepresentation to Purchaser, (c) any liability with respect to third- party claims relating to Seller’s management or operation of the Property prior to Closing, (d) the post-Closing obligations of Seller under Section 4.5, and (e) any rights of Purchaser against the landlord under and subject to the terms of the Purchaser’s Lease.

7.3    Limitation of Liability. Subject to the terms of Section 7.4, Purchaser’s recourse against Seller for the liability under this Agreement of Seller shall not extend, and no judgment or decree may be enforced against any Seller’s assets, beyond Seller’s interest in the Property and the rental, sales, financing, insurance and condemnation proceeds of the Property. Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the interest of Seller in the Property and such proceeds for the payment of any claim against or any performance by Seller, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all recourse against any other assets of Seller. None of the Seller Related Parties (other than Guarantor as provided in Section 7.4) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment to any of the foregoing made at any time, and Purchaser (on behalf of itself and its successors and assigns) irrevocably and forever waives all claims for such personal liability.

7.4    Post-Closing Liability.    Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection with this Agreement, (a) Seller’s representations contained in Section 5.1 and in the Seller’s Closing Documents shall survive the Closing until December 31, 2019 (the “Claims Period”), (b) after the Closing, Seller shall not be liable to Purchaser for any breach of this Agreement or under any of the Seller’s Closing Documents in an amount in excess of Eight Hundred Seventy-One Thousand Five Hundred Dollars ($871,500), in the aggregate (the “Liability Ceiling”), and (c) Seller shall have no post-Closing liability to Purchaser for any breach of this Agreement or under any of the Seller’s Closing Documents unless and until the aggregate amount of such claims exceeds Fifty Thousand Dollars ($50,000) (the “Liability Floor”). By its execution of the Joinder below, FCP Realty Fund III, L.P., a Delaware limited partnership (“Guarantor”) hereby guarantees, for the benefit of Purchaser, the surviving, post-Closing obligations of Seller under this Agreement, which guaranty shall be subject to the same qualifications and limitations that are set forth in this Section 7.4. For the avoidance of doubt, the aforesaid guaranty obligation of Guarantor shall in no event be deemed to extend to any liability of Seller reserved by or arising from Section 7.2(b),
(c) or (e).

7.5    Survival. The provisions of this Section 7 shall survive the Closing or earlier termination of this Agreement.

8.	Default.

8.1    Seller Default. If the sale of the Property is not consummated due to any default by Seller in any material respect under this Agreement, then, provided that Seller has received written notice from Purchaser specifying the nature of the default and Seller fails to cure the specified default within ten (10) Business Days after receiving such notice, Purchaser shall have, as its sole and exclusive remedy, the right either (a) to terminate this Agreement, in which event Escrow Agent shall return the Deposit to Purchaser, Seller shall reimburse Purchaser for all reasonable, actual, documented out-of-pocket expenses incurred by Purchaser in connection with Purchaser’s proposed purchase of the Property (but expressly excluding any and all expenses incurred in relation to the Purchaser’s Lease and the negotiation of any amendments relating thereto), in an amount not to exceed $100,000 in the aggregate, and thereafter Seller and Purchaser shall be released from further obligation and liability under this Agreement (except for those obligations and liabilities that expressly survive such termination), or (b) to specifically enforce Seller’s obligation to transfer the Property; provided, however, that any action by Purchaser for specific performance must be filed, if at all, within seventy-five (75) days after the date that the Closing was to have occurred, and if Purchaser does not file within such period, Purchaser shall be deemed to have waived such right and remedy and Purchaser’s sole remedy shall be to terminate this Agreement in accordance with clause (a) above. Purchaser irrevocably waives all other rights and remedies, whether at law or in equity, including the right to seek or recover monetary damages for Seller’s default under this Agreement (provided, however, if the remedy of specific performance is not available to Purchaser due to Seller having sold the Property to a bona fide third party purchaser or having taken some other intentional action that Seller knew or should reasonably have known would make specific performance not available to Purchaser, then Purchaser shall have the right to seek actual damages from Seller) or the right to record a lis pendens or similar notice against the Property (other than in connection with an action for specific performance in accordance with clause (b) above or in connection with Purchaser’s Lease or as permitted in Section 10.16 below). Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to limit (a) Purchaser’s rights or claims reserved to Purchaser under Section 7.2 or under any indemnities given by Seller under this Agreement or (b) Seller’s liability to Purchaser for attorneys’ fees and costs as provided in this Agreement.

8.2    Purchaser Default. If the sale of the Property is not consummated due to any default in any material respect by Purchaser under this Agreement, then, provided that Purchaser has received written notice specifying the nature of the default and Purchaser fails to cure the specified default within ten (10) Business Days after receiving such notice (except with respect to Purchaser’s failure to close when required under the terms of this Agreement, for which there shall be no notice or cure period; provided, however, that Purchaser may extend the Closing Date by one (1) Business Day in accordance with Section 4.1 hereof due solely to Purchaser’s late wire of the Purchase Price), Seller shall have, as its sole and exclusive remedy, the right to receive the entire Deposit from Escrow Agent and terminate this Agreement, and thereafter Seller and Purchaser shall be released from further obligation and liability under this Agreement (except for those obligations and liabilities that expressly survive such termination). Seller and Purchaser acknowledge that the Property will be removed from the market and Seller will incur costs in connection with the transaction contemplated by this Agreement, it would be extremely difficult and impractical to ascertain the actual damages that Seller would suffer if the sale of the Property is not consummated due to Purchaser’s default under this Agreement, they carefully considered Seller’s harm that would result by such a Purchaser’s default under this Agreement, and the amount of the Deposit is a reasonable forecast of, and just and fair compensation for, such harm and does not constitute a penalty. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to limit (a) Seller’s rights or damages under any indemnities given by Purchaser under this Agreement, (b) Purchaser’s liability to Seller for attorneys’ fees and costs as provided in this Agreement, or (c) Seller’s rights and remedies in the event Purchaser improperly files a lis pendens or similar notice against the Property (other than as may be expressly permitted in Section 8.1 above).

9.    Casualty and Condemnation. Seller shall bear all risk of loss or damage to the Property by fire, other casualty or condemnation prior to the Closing. If, after the Effective Date but before the Closing Date, any of the Property is damaged or destroyed by fire or other casualty or taken by condemnation or eminent domain, Seller shall promptly deliver written notice thereof to Purchaser. Seller have no obligation to repair, replace or restore any of the Property, and at the Closing Purchaser shall acquire the Property in its then existing condition (or with such repairs as Seller may elect, in its sole discretion (but with Purchaser’s prior, written consent), to make before the Closing) without any reduction in the Purchase Price; provided, however, that Seller shall assign to Purchaser all insurance proceeds to which Seller may be entitled for such damage or destruction and/or all awards for such taking by eminent domain or condemnation, less (a) all reasonable costs that Seller incurs to secure, clean, repair, replace or restore the Property, (b) Seller’s reasonable collection costs with respect to any such proceeds or awards, and (c) insurance proceeds for any personal property not included in the transaction contemplated by this Agreement, lost rents prior to Closing and business interruption suffered by Seller. In connection with any such assignment of proceeds or awards, at Closing Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser). Notwithstanding the foregoing, Purchaser shall have the right to terminate this Agreement in the event of (i) a casualty which results in damage or destruction that would cost more than an amount equal to three and one-half percent (3.5%) of the Purchase Price to repair,
(ii) any uninsured casualty to the Property the repairs for which would cost more than Fifty Thousand Dollars ($50,000) in the aggregate to repair and for which Seller does not agree to repair or credit Purchaser at Closing, (iii) a taking by condemnation which results in a material restriction of access to or parking at the Property, in the Property not being in compliance with all applicable law, or the Property not being substantially suitable for its present use and operation, or (iv) any casualty or condemnation that would give Purchaser the right to terminate the Purchaser’s Lease. If Purchaser elects to terminate this Agreement, Escrow Agent shall immediately refund the Deposit to Purchaser, and thereafter Seller and Purchaser shall be released from further obligation and liability under this Agreement (except for those obligations and liabilities that expressly survive such termination). Nothing in this Section 9 shall modify or affect Purchaser’s rights under the Purchaser’s Lease upon any casualty or condemnation, including, without limitation, any rights of Purchaser to abate the payment rent or the performance of other obligations thereunder in such event.

10.	Miscellaneous.

10.1    Brokers.    Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged or consulted by it or is entitled to compensation or commission in connection with the transaction contemplated in this Agreement except CBRE (the “Broker”), who represents Purchaser in connection the transaction contemplated herein. Each of Seller and Purchaser shall indemnify, defend and hold harmless the other from and against any and all claims of any brokers, finders or other third parties arising out of a breach of its representation and warranty contained in this paragraph. The indemnity obligations pursuant to this Section will include, without limitation, all damages, losses, liabilities and expenses (including but not limited to reasonable attorneys’ fees and litigation costs) arising from and related to matters being indemnified under this Section. This paragraph shall survive the Closing or earlier termination of this Agreement.

10.2    Waiver of Trial by Jury.    TO THE MAXIMUM EXTENT PERMITTED BY LAW, SELLER AND PURCHASER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

Agreement.

10.3	Time of the Essence. Time shall be of the essence with respect to this

10.4    Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of North Carolina are open for business.

10.5    Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person, (b) by overnight delivery with an overnight courier service, (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, or (d) by email transmission (provided, however, notices of default may not be sent via email), and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller (until 2/1/19):    c/o FCP
5425 Wisconsin Avenue, Suite 202

Chevy Chase, Maryland 20815 Attn: Erik Weinberg
Email: eweinberg@fcpd.com

To Seller (from and
after 2/1/19):    c/o FCP
4445 Willard Avenue, Suite 900 Chevy Chase, Maryland 20815 Attn: Erik Weinberg
Email: eweinberg@fcpd.com

with a copy to:    Linowes and Blocher LLP
7200 Wisconsin Avenue, Suite 800
Bethesda, Maryland 20814 Attn: Bryson M. Filbert, Esq.
Email: bfilbert@linowes-law.com

To Purchaser:    Align Technology, Inc.
2820 Orchard Parkway
San Jose, California 95134 Attn: General Counsel
Email: rgeorge@aligntech.com asklegal@aligntech.com

with a copy to:	Morrison & Foerster LLP 755 Page Mill Road
Palo Alto, California 94304-1018 Attn: Douglas Keith Krohn, Esq. Email: dkrohn@mofo.com

To Escrow Agent:    Chicago Title Insurance Company
150 Fayetteville Street, Suite 1120
Raleigh, NC 27601 Attn: Jackie Wester
Email: Jackie.Wester@ctt.com

Notices will be deemed received three (3) Business Days following deposit in the U.S. Mail, one
(1)Business Day following deposit with an overnight courier guaranteeing next day delivery and on the same Business Day as sent if delivered by personal delivery or by email. Attorneys for Seller and Purchaser are authorized to give notices on behalf of their respective clients. Any party may change its address for the service of notice by giving written notice of such change to the other party in any manner specified above.

10.6    Discharge of Obligations. Except as otherwise expressly set forth in this Agreement with respect to Seller’s and Purchaser’s surviving obligations, Purchaser’s acceptance of the Deed shall be deemed a discharge of all obligations of Seller and Purchaser under this Agreement and all of Seller’s and Purchaser’s representations, warranties, covenants and agreements in this Agreement shall merge into the documents and agreements executed at the Closing and shall not survive the Closing.

10.7    Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided, however, that Purchaser may assign its rights under this Agreement to any entity controlling, controlled by, or under common control with, Purchaser or to any entity that acquires Purchaser’s interest under the Purchaser’s Lease, without the consent of, but with written notice to, Seller, provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of Purchaser’s obligations hereunder. Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, under no circumstance shall Purchaser have the right to assign this Agreement to any person or entity or employee benefit plan if Seller’s sale of the Property to such person or entity or plan would, in the good faith judgment of Seller, create or otherwise cause a “prohibited transaction” under or violation of ERISA.

10.8    Third Parties. Nothing in this Agreement, whether expressed or implied, shall confer any rights or remedies under or by reason of this Agreement upon any other person other than Seller, Purchaser and Escrow Agent and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

10.9    No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

10.10    Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by Seller and Purchaser. Each party assumes the risk of the costs and expenses it incurs in connection with this Agreement and the transactions contemplated herein.

10.11    Legal Costs. Seller and Purchaser agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all documents and instruments pertaining to this transaction, and that such legal costs shall not be part of the closing costs. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding (including but not limited to insolvency, bankruptcy, arbitration and declaratory relief), the prevailing party shall be entitled to receive from the other party or parties reimbursement for all of the prevailing party’s reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree or final order is rendered.

10.12    Exhibits; Entire Agreement; Modification.    All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement together with the Confidentiality Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

10.13    Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

10.14    Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable by a court of competent jurisdiction in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained in this Agreement unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

10.15    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina (excluding principles of conflicts of laws).

Agreement.

10.16	Recordation. Purchaser shall not record any memorandum relating to this

10.17    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Signatures transmitted electronically by facsimile or PDF shall be valid and enforceable as original signatures.

10.18    Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.

10.19    Press Releases. Neither Seller nor Purchaser shall make any press release or other public disclosure regarding this Agreement or the transaction contemplated by this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed.

10.20    Survival. The provisions contained in this Section 10 shall survive the Closing or earlier termination of this Agreement.

10.21	Purchaser’s Lease.

10.21.1    Purchaser and Seller expressly acknowledge and agree that this Agreement and the Purchaser’s Lease are separate and independent agreements between Purchaser and Seller. Accordingly, notwithstanding anything in this Agreement to the contrary,
(i)    neither the execution or delivery of this Agreement nor any term or condition of this Agreement (including, without limitation, Section 7 of this Agreement) nor Seller’s or Purchaser’s performance or non-performance of any obligation under this Agreement shall, or shall be deemed to, amend, modify, supersede or otherwise affect the Purchaser’s Lease in any respect (understanding, however, that Purchaser shall be required to comply with the terms and conditions of this Agreement despite there being an absence of the same terms and conditions, or the presence of alternative terms or conditions, in the Purchaser’s Lease); (ii) neither the breach or default of Purchaser under this Agreement, nor the occurrence of any event or condition which (with the giving of notice or the passage of time or both) could constitute such a breach or default under this Agreement shall constitute or be deemed to constitute a breach or default of Purchaser under the Purchaser’s Lease (unless the breach or default in question is also a breach or default under the terms of the Purchaser’s Lease); (iii) neither the breach or default of Purchaser under the Purchaser’s Lease, nor the occurrence of any event or condition which (with the giving of notice or the passage of time or both) could constitute such a breach or default under the Purchaser’s Lease shall constitute or be deemed to constitute a breach or default of Purchaser under this Agreement (unless the breach or default in question is also a breach or default under the terms of this Agreement); (iv) notwithstanding any termination of this Agreement for any reason, the Purchaser’s Lease shall continue unmodified and in full force and effect (subject to the rights and obligations of the parties thereunder); and (v) notwithstanding any termination of the Purchaser’s Lease for any reason, this Agreement shall continue unmodified and in full force and effect (subject to the rights and obligations of the parties hereunder).

10.21.2    In addition, notwithstanding anything to the contrary contained in the Purchaser’s Lease (including, without limitation, Section 13.02 thereof), from and after the Effective Date and until the termination of this Agreement for any reason, upon any Default by Purchaser as tenant under the Purchaser’s Lease, (i) Seller, as landlord under the Purchaser’s Lease, shall not dispossess or otherwise terminate Purchaser’s right to possession of the Leased Premises or re-let any of the Leased Premises to another party, and (ii) Purchaser’s liability for rental damages shall be limited to the amount of any unpaid Monthly Rental Installments and Additional Rent (including, without limitation Annual Rental Adjustments), together with any interest thereon under Section 3.04 of the Purchaser’s Lease, that accrue prior to the Closing under this Agreement; provided, however, upon any such Default by Purchaser under the Purchaser’s Lease, Seller shall have the right to give Purchaser written notice advancing the Closing Date under this Agreement to a date (the “Advanced Date”) that is the thirtieth (30th) day after Purchaser’s receipt of such notice. In such event, the rights and obligations of Seller and Purchaser regarding the purchase and sale of the Property shall be governed in all respects by this Agreement, except that (x) the Closing Date shall be the Advanced Date, and (y) “twenty (20)” shall be substituted for “thirty-five (35)” in Section 3.3 of this Agreement. As used in this Section 10.21.2, the terms “Default”, “Leased Premises”, “Monthly Rental Installments”, and “Annual Rental Adjustments” shall have the meanings ascribed to them in the Purchaser’s Lease.

10.22    Further Assurances.    From and after Closing until December 31, 2019, each party agrees that it will, without further consideration, execute and deliver such other documents and take such other actions as may reasonably be requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Purchase and Sale Agreement as of the date first set forth above.

SELLER:

SLATER ROAD I, LLC,
a Delaware limited liability company

By:	Slater Road I Member, LLC, a Maryland liability company, its Manager

By: FCP Fund III Trust,
a Maryland real estate investment trust, its sole member

By:
Name: Title:

PURCHASER:

ALIGN TECHNOLOGY, INC.
a Delaware corporation

By:	Name:
Title:

JOINDER BY ESCROW AGENT

Escrow Agent joins in the execution of this Purchase and Sale Agreement to acknowledge its agreement to serve as Escrow Agent in accordance with the terms of this Agreement, including but not limited to the Escrow Provisions.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

Date:

By:	Name:
Title:

JOINDER BY GUARANTOR

FCP Realty Fund III, L.P. (“Guarantor”) hereby joins in the execution of this Agreement to acknowledge its guaranty (the “Guaranty”) of the surviving, post-Closing obligations of Seller hereunder, as described in (and subject to the limitations and qualifications set forth in) Section
7.4    of this Agreement. Guarantor hereby waives (a) notice of acceptance of the Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to the Guaranty, (d) any right to require Purchaser to proceed against Seller or any other person or entity liable to Purchaser, (e) any right to require Purchaser to apply to any default any security it may hold under or in connection with such Agreement, (f) any right to require Purchaser to proceed under any other remedy Purchaser may have before proceeding against Guarantor, and (g) any right of subrogation.

FCP REALTY FUND III, L.P.

By: FCP Fund III GP, LLC,
its General Partner

By:	Name:
Title:

2

LIST OF EXHIBITS

Exhibit A    Legal Description of the Land

Exhibit B    Escrow Provisions

Exhibit C    Seller’s Materials

Exhibit D    Contracts

Exhibit E-1    Form of Deed

Exhibit E-2    Form of QCD

Exhibit F    Form of Bill of Sale

Exhibit G    Form of Assignment and Assumption of Leases Exhibit H    Form of Assignment and Assumption of Contracts Exhibit I    Form of FIRPTA Certificate
Exhibit J    [Intentionally Omitted]

Exhibit K    Purchaser’s Pro Forma Title Insurance Policy Exhibit L    Litigation
Exhibit M    Personal Property

Exhibit N    Solarwinds Estoppel

Exhibit O    Form of SCP Estoppel Certificate

Exhibit P    [Intentionally Omitted]

Exhibit Q    Form of NCLTA Form No. 1

Exhibit R    Form of Declaration Amendment

Schedule 5.1.15    List of Completed Construction Obligations under the Declaration

EXHIBIT A

Legal Description

A-1

2

EXHIBIT B

Escrow Provisions

1.	Investment and Use of Funds. Escrow Agent shall invest

the Deposit

in a

separate,

interest-bearing bank

account and shall not

commingle

the Deposit with any

other

Exhibit 10.4

funds. Accrued interest on the Deposit shall be added to and become part of, and be disbursed with, the Deposit.

2.	Termination. Escrow Agent shall retain the Deposit until it

receives written

instructi

ns executed by both Seller and Purchaser as to the disposition and disbursement of the

Deposit or until a final arbitration decision or a final court order, decree or judgment determines which party is entitled to the

Deposit.    Upon such event, the Deposit shall

be delivered in

accordance with such instruction, decision, order, decree or judgment. For the purposes of this Paragraph, “final” means not subject to appeal.

3.	Interpleader. In the event

of any controversy regarding the

Deposit, unless

mutual written instructions are received by Escrow Agent directing the Deposit’s disposition, Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Deposit or, at Escrow Agent’s option, Escrow Agent may interplead all parties and transfer the Deposit to a court of competent jurisdiction and then Escrow Agent shall be relieved of any responsibility for the Deposit.

4.	Resignation of Escrow Agent. Escrow Agent may resign upon fifteen (15) days’
prior written notice to the parties to their addresses set forth in this Agreement. If a successor escrow agent is not appointed by mutual consent of the parties within the fifteen (15) day period following such resignation, then Escrow Agent or any party may petition a court of competent jurisdiction to name a successor. Seller and Purchaser shall pay the costs of such action on an equal basis.

5.	Liability of Escrow Agent.

The parties acknowledge that

Escrow Agent is

acting solely as a stakeholder at their request and for their convenience, that Escrow Agent, when acting as such, shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith and shall be liable only for its negligence or willful misconduct.

6.	No Duty to Inquire. Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, statement, instruction or request furnished to it under the Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be under no duty to make any inquiry as to the form, genuineness, proper execution or accuracy of the notice, statement, instruction or request.

7.	The Deposit may be processed for collection in the normal course of business by
Escrow Agent, who may commingle funds received by it with escrow funds of others in the regular escrow account at Wells Fargo Bank, or such other institution as maintained from time to

B-1

time by Escrow Agent (hereinafter the "Depository"). The parties to this escrow acknowledge that the maintenance of such escrow accounts with some Depository institutions may result in Escrow Agent being provided with an array of bank services, accommodations or other benefits by the Depository institution. Escrow Agent or its affiliates also may elect to enter into other business transactions with or obtain loans for investment or other purposes from the Depository institution. All such services, accommodations and other benefits shall accrue to Escrow Agent, and Escrow Agent shall have no obligation to account to the parties to the escrow for the value of such services, accommodations or other benefits.

8.	Escrow Agent shall not be liable for any loss caused by the failure, suspension, inability to pay funds or accrued interest, bankruptcy or dissolution of the Depository. Parties to the Agreement acknowledge their familiarity with limitations on payments made on accounts in excess of $100,000 and the cumulative effect of other accounts held or owned by the parties in the above named depository.

9.	Escrow Agent is not responsible for levies by taxing authorities or judicial order based upon the taxpayer identification number used to establish an interest bearing account.

10.

Escrow Agent shall not be liable for loss or damage resulting from:

a.Any good faith act or forbearance of Escrow Agent;

b.	Any default, error, action or omission of any party, other than Escrow Agent;

c.	Any defect in the title to any property unless such loss is covered under a policy of title
i surance issued by the Escrow Agent;

d.	The expiration of any time limit or other delay which is not solely caused by the failure of Escrow A

ent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

e.	The lack of authenticity of the signatory to sign such writing;
f.Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

g.	Escrow Agent’s assertion or failure to assert any cause of action or defense in any
j dicial or administrative proceeding; or
h.Any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

11.	Escrow Agent shall be fully indemnified by the parties hereto for all its expenses,

costs, and reasona

le attorneys’ fees incurred in connection with any interpleader action which

Escrow Agent may file, in its sole discretion, to resolve any dispute as to the Deposit or which may be filed against the Escrow Agent. Such costs, expenses deducted from the Deposit.

or attorneys’ fees may be

12.	If Escrow Agent is made a party to any

judicial, non-judicial or administrative

action,

hearing or

process based on acts

of any of

the other parties hereto

and not on the

malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorneys’ fees incurred by Escrow Agent in responding to such action,

hearing or process may be deducted from
B-2

the Deposit held hereunder and the

party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

B-3

EXHIBIT C

Seller’s Materials

1.	The latest ALTA survey of the Property and Seller’s most recent title policy for the Property (including copies of all matters described in the policy)

2.	Any and all contracts, leases, service/management agreements relating to the Property, together with any amendments thereto

3.
Any and all information relating to environmental conditions in respect to the Property, including all environmental assessments, reports, surveys or studies, and soils, arborist and topographical surveys/reports relating to the Property

4.
Any and all information relating to the condition of any and all improvements on or under the Property, including, without limitation, the roofs of all buildings and structures, parking areas and mechanical, electrical, plumbing (including sewer) and life safety systems

5.
Copies of all tax and utility bills and estimates relating to the Property and a schedule of assessments for public improvements, if any, and any written information relating to assessment district(s), bond improvement district(s) or utility districts(s) present or planned with respect to the Property

6.
Documents indicating compliance with all applicable governmental laws, regulations, rules and requirements, including all commercial licenses, governmental licenses, permits and approvals and correspondence regarding same

7.	Working drawings, permits, as-built drawings and plans and specifications related to the Property and any improvements in, on or about the Property

8.	Operating statements for 2016, 2017 and estimated 2018 including operating expense history and all capital expenditures

9.	A list of all major expenditures (i.e., exceeding $10,000 for any single expenditure) for the Property since the building delivered

10.	Insurance policies and a schedule or premiums therefor, and any insurance claims with respect to the Property

11.	Bills, invoices, receipts and other general records relating to the income and expenses of the Property

12.	Correspondence, warranties and guarantees for services and materials provided to the Property and any indemnities from service and/or material providers

13.	List of personal property that Seller will convey with the Property

EXHIBIT D

Contracts

Forty540 Service Contracts
Vendor Name	Contracted Services
SPC Mechanical	Inspect/Test Backflows
Building Engines	General Products and Services Platform: Work order tracking, COI tracking, Vendor management
Itsco	Network Engineering services; lobby directory and internet trouble shooting
Aramark	Interior/Exterior Walk‐Off Mats; serviced every other week
Time Warner/Spectrum	Cable TV/ Internet for lobby WiFi, access control & HVAC
Canteen	Vending Services; lobby
Datawatch	Access Control Monitoring
Advantage Fitness	Fitness Center Equipment Maintenance
Otis	Elevator Maintenance
ProServe	Fire Alarm Monitoring
ProServe	Annual Fire Alarm Testing & Extinguisher Inspections
Carolina Generator	Generator Preventive Maintenance & Inspections
Scotties Building Services	High Dusting
Ambius	Holiday Décor
Schneider Electric	HVAC Controls and HVAC Maintenance
Ambius	Interior Plants
MG Capital	Janitorial Services including day porters, common area carpet cleaning, common area floor tile maintenance
GreenView Partners	Landscaping & snow removal
Mid American Metals	;
Ehrlich	Pest Control Services; every other month
Pro Vigil	Surveillance Camera Monitoring
Foster Lake & Pond Management	Stormwater Retention Pond Maintenance
Waste Industries	;
Scotties Building Services	Window Washing: Interior 1x per year; exterior 2x per year

EXHIBIT E-1

Form of Deed

Prepared by:

Linowes and Blocher LLP
7200 Wisconsin Avenue, Suite 800
Bethesda, Maryland 20814 Attention: Bryson M. Filbert

Return to:

Tax Parcel IDs:

Excise Tax:

(paid in Wake County per NCGS §105-228.30(a))

The property conveyed does not include the personal residence of the Grantor.

STATE OF NORTH CAROLINA    )
)    SPECIAL WARRANTY DEED
COUNTIES OF WAKE AND    ) DURHAM    )

THIS SPECIAL WARRANTY DEED, effective this

day of    ,

2019, by and between SLATER ROAD I, LLC, a Delaware limited liability company (“Grantor”), whose mailing address is    , and        , a    (“Grantee”), whose mailing address is        . The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter, as required by context.

W I T N E S S E T H:

That Grantor, for valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto Grantee in fee simple, all those certain lots or parcels of land situated in Wake and Durham Counties, North Carolina and more particularly described on Exhibit A attached hereto and by this reference incorporated herein (the “Property”).

The Property hereinabove described was acquired by Grantor by instruments recorded in Book 16199, Page 2760, of the Wake County Register of Deeds, and Book 7816, Page 361 of the Durham County Register of Deeds.

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to Grantee, its successors and assigns in fee simple, forever.

And Grantor covenants with Grantee that, subject to the exceptions described on Exhibit B attached hereto, Grantor has done nothing to title to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by or though Grantor. Title to the property hereinabove described is hereby conveyed subject to the exceptions described on Exhibit B attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Deed as of the date set forth in the notary acknowledgement below.

GRANTOR:

SLATER ROAD I, LLC,
a Delaware limited liability company

By: Slater Road I Member, LLC, a Maryland limited liability company, its Manager

By: FCP Fund III Trust, a Maryland real estate investment trust, its Sole Member

By:	Name:
Title:

* * *

STATE OF MARYLAND *
*    to wit:
COUNTY OF MONTGOMERY *

I HEREBY CERTIFY that on this    day of    2019, before me, a Notary Public in and for the State of Maryland, County of Montgomery, personally appeared
    , known to me (or satisfactorily proven) to be the    of FCP Fund III Trust, the Sole Member of Slater Road I Member, LLC, the Manager of Slater Road I, LLC, and that such person, being authorized to do so, executed the foregoing and annexed instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

Printed Name:

My Commission Expires:

[NOTARIAL SEAL]

EXHIBIT A

FEE PARCEL

EASEMENT PARCEL

ALL OF THE ABOVE TOGETHER WITH AND SUBJECT TO any right, title and interest of the Grantor in and to those certain easement interests set forth in that Declaration of Easements and Restrictive Covenants by and between the Grantor and SCP Slater, LLC, a North Carolina limited liability company (“SCP”), dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154 of the Durham County Registry, and in Book 16204, Page 2194 of the Wake County Registry; as amended by that certain Amendment To Declaration of Easements and Restrictive Covenants by and between the Grantor and Berkshire SCP Slater Road Holdings II, LLC, a Delaware limited liability company (“SCP Slater Road”), being the successor in interest to SCP by operation of merger, recorded in Book 8245, Page 108 of the Durham County Registry, and in Book 16871, Page 1542 of the Wake County Registry; and as further amended by that certain Second Amendment To Declaration of Easements and Restrictive Covenants by and between the Grantor and SCP Slater Road, recorded in Book    , Page    of the Durham County Registry, and in Book    , Page    of the Wake County Registry.

EXHIBIT B

THE FOLLOWING EXCEPTION APPLIES TO THE FEE PARCEL ONLY

20. Memorandum of Lease by and between Slater Road I, LLC and Align Technology, Inc. recorded in Book 16644, Page 1575, Wake County Registry, and the terms and conditions of the lease referenced therein; as affected by that certain First Amended and Restated Memorandum of Lease recorded in Book 16783, Page 1038, Wake County Registry; as further affected by that certain Second Amended and Restated Memorandum of Lease recorded in Book 17123, page 2580, Wake County Registry; as further affected by that certain Third Amendment to Office Lease dated January    , 2019.

EXHIBIT E-2

Form of QCD

Prepared by:

Linowes and Blocher LLP
7200 Wisconsin Avenue, Suite 800
Bethesda, Maryland 20814 Attention: Bryson M. Filbert

Return to:

Tax Parcel IDs:

Excise Tax: $0.00 (The revenue stamps are paid on the Special Warranty Deed from Grantor to Grantee recorded simultaneously herewith).

STATE OF NORTH CAROLINA )
)    NON WARRANTY DEED
COUNTIES OF WAKE AND    ) DURHAM    )

THIS NON WARRANTY DEED, effective this day of    , 2019, by and between SLATER ROAD I, LLC, a Delaware limited liability company (“Grantor”), whose    mailing    address    is        ,    and            ,    a
     (“Grantee”), whose mailing address is    . The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter, as required by context.

W I T N E S S E T H:

That Grantor, for valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer, alienate, remise, release and convey unto Grantee in fee simple, without warranty of any nature, any and all right, title and interest of Grantor in and to all those certain lots or parcels of land situated in Wake and Durham Counties, North Carolina, and more particularly described on Exhibit A attached hereto and by this reference incorporated herein (the “Property”).

All or a portion of the Property herein conveyed does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to Grantee, its successors and assigns in fee simple, forever.

This conveyance of the Property is made subject to all encumbrances, easements, covenants, conditions, restrictions and other matters of record.

Grantor makes no warranty, express or implied, as to title to the Property hereinabove described.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Deed as of the date set forth in the notary acknowledgement below.

GRANTOR:

SLATER ROAD I, LLC,
a Delaware limited liability company

By: Slater Road I Member, LLC, a Maryland limited liability company, its Manager

By: FCP Fund III Trust, a Maryland real estate investment trust, its Sole Member

* * *
STATE OF MARYLAND    *

By:	Name:
Title:

*    to wit:
COUNTY OF MONTGOMERY *

I HEREBY CERTIFY that on this    day of    2019, before me, a Notary Public in and for the State of Maryland, County of Montgomery, personally appeared
    , known to me (or satisfactorily proven) to be the    of FCP Fund III Trust, the Sole Member of Slater Road I Member, LLC, the Manager of Slater Road I, LLC, and that such person, being authorized to do so, executed the foregoing and annexed instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
Printed Name:

My Commission Expires:      [NOTARIAL SEAL]

EXHIBIT A

Lying and being situate in Wake County, North Carolina, and Durham County, North Carolina, and being more particularly described as follows:

FEE PARCEL (LOT 2):
BEGINNING AT A NEWLY SET IRON PIPE ON THE NORTHERN RIGHT-OF-WAY LINE OF SLATER ROAD (N.C.S.R. 1641) AND LYING ON THE WESTERN PROPERTY LINE OF LANDS NOW OR FORMERLY OWNED BY EARL RYAN THOMPSON AS RECORDED IN DEED BOOK 15559, PAGE 488, WAKE COUNTY REGISTRY AND HAVING NC GRID (NAD '83/2011) COORDINATES N: 770523.5800 FEET E: 2051230.2050 FEET; THENCE ALONG AND WITH SAID NORTHERN RIGHT-OF-WAY NORTH 42°28'50" WEST A DISTANCE OF 177.28 FEET TO A NEWLY SET IRON PIPE; THENCE NORTH 42°19'08" WEST A DISTANCE OF 349.05 FEET TO A NEWLY SET IRON PIPE; THENCE ALONG A CURVE TO THE LEFT AN ARC DISTANCE OF 267.32 FEET, SAID CURVE HAVING A RADIUS OF 763.88 FEET, A CHORD DIRECTION OF NORTH 52°20'38" WEST AND A CHORD DISTANCE OF 265.95 FEET TO A NEWLY SET PK NAIL; THENCE NORTH 62°22'08" WEST A DISTANCE OF 13.31 FEET TO A NEWLY SET PK NAIL, THE SOUTHEASTERN PROPERTY CORNER OF LOT 1 AS RECORDED IN BOOK OF MAPS 2017, PAGE 709-712, WAKE COUNTY REGISTRY AND PLAT BOOK 197, PAGES 97 - 100, DURHAM COUNTY REGISTRY; THENCE LEAVING SAID RIGHT- OF-WAY ALONG AND WITH SAID EASTERN PROPERTY LINE NORTH 06°45'43" EAST A DISTANCE OF 598.03 FEET TO A POINT; THENCE SOUTH 88°19'11" EAST A DISTANCE OF 67.37 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 01°36'04" EAST A DISTANCE OF 19.36 FEET TO AN EXISTING RIGHT-OF-WAY MONUMENT LOCATED ON THE SOUTHERN CONTROLLED ACCESS LINE OF INTERSTATE 40
HIGHWAY; THENCE ALONG AND WITH SAID CONTROLLED ACCESS SOUTH
46°18'22" EAST A DISTANCE OF 254.98 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 46°19'27" EAST A DISTANCE OF 485.99 FEET TO AN EXISTING RIGHT-OF- WAY MONUMENT; THENCE SOUTH 50°02'33" EAST A DISTANCE OF 783.93 FEET TO A POINT; THENCE SOUTH 50°02'33" EAST A DISTANCE OF 25.99 FEET TO A POINT LOCATED IN THE CENTER OF CRABTREE CREEK; THENCE ALONG AND WITH THE CENTER OF SAID CREEK SOUTH 00°44'14" WEST A DISTANCE OF 43.35 FEET TO A POINT, THE NORTHEASTERN PROPERTY CORNER OF SAID LANDS OWNED BY EARL RYAN THOMPSON AS RECORDED IN DEED BOOK 15559, PAGE 488, WAKE COUNTY REGISTRY; THENCE LEAVING SAID CREEK CENTERLINE ALONG AND WITH SAID NORTHERN PROPERTY LINE NORTH 87°27'42" WEST A DISTANCE OF
18.74 FEET TO A POINT; THENCE NORTH 87°27'42" WEST A DISTANCE OF 398.79 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 87°31'42" WEST A DISTANCE OF
216.08 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 34°49'10" WEST A DISTANCE OF 147.74 FEET TO THE POINT OF BEGINNING, CONTAINING 14.3282 ACRES, AS SHOWN ON THAT SURVEY ENTITLED "ALTA/NSPS LAND TITLE SURVEY PROPERTY OF SLATER ROAD I, LLC, WAKE COUNTY (AND) DURHAM COUNTY, NORTH CAROLINA" BY DAN GREGORY, PLS WITH BASS, NIXON & KENNEDY, INC. CONSULTING ENGINEERS, DATED NOVEMBER 20, 2018.

FEE PARCEL (LOT 3):
BEGINNING AT A NEWLY SET IRON PIPE LOCATED ON THE SOUTHERN RIGHT-OF- WAY LINE OF SLATER ROAD (N.C.S.R. 1641) AND BEING THE NORTHEASTERN PROPERTY CORNER OF LANDS NOW OR FORMERLY OWNED BY CHARLES L. & DIXIE PHILLIPS (NO DEED REFERENCE FOUND) AND HAVING NC GRID (NAD '83/2011) COORDINATES N: 770914.2388 FEET E: 2050759.3492 FEET; THENCE ALONG AND WITH SAID RIGHT-OF-WAY ALONG A CURVE TO THE RIGHT AN ARC DISTANCE OF 79.72 FEET, SAID CURVE HAVING A RADIUS OF 683.88 FEET, A CHORD DIRECTION OF SOUTH 45°39'30" EAST AND A CHORD DISTANCE OF 79.68 FEET TO A POINT; THENCE SOUTH 42°19'07" EAST A DISTANCE OF 162.34 FEET TO A POINT; THENCE SOUTH 36°02'29" EAST A DISTANCE OF 97.39 FEET TO A NEWLY SET IRON PIPE; THENCE LEAVING SAID RIGHT-OF-WAY ALONG AND WITH THE NORTHERN PROPERTY LINE OF LOT 1 AS RECORDED IN BOOK OF MAPS 2014, PAGE 317, WAKE COUNTY REGISTRY NORTH 87°25'49" WEST A DISTANCE OF
223.19    FEET TO A NEWLY SET IRON PIPE, THE SOUTHEASTERN PROPERTY CORNER OF SAID PHILLIPS PROPERTY; THENCE ALONG AND WITH SAID EASTERN PROPERTY LINE NORTH 00°08'39" WEST A DISTANCE OF 244.47 FEET TO THE POINT OF BEGINNING, CONTAINING 0.6704 ACRES, AS SHOWN ON THAT SURVEY ENTITLED "ALTA/NSPS LAND TITLE SURVEY PROPERTY OF SLATER ROAD I, LLC, WAKE COUNTY (AND) DURHAM COUNTY, NORTH CAROLINA" BY DAN GREGORY, PLS WITH BASS, NIXON & KENNEDY, INC. CONSULTING ENGINEERS, DATED NOVEMBER 20, 2018.

THE ABOVE-REFERENCED FEE PARCEL (LOT 2) AND FEE PARCEL (LOT 3) ALSO BEING DESCRIBED AND SHOWN AS LOT 2 AND LOT 3 ON THE PLAT ENTITLED “MORRISVILLE FINAL PLAT RECOMBINATION, EASEMENT AND RIGHT-OF-WAY DEDICATION PLAT ALONG SLATER ROAD, BERKSHIRE SCP SLATER ROAD, HOLDINGS II, L.L.C. AND SLATER ROAD 1, LLC” RECORDED IN BOOK OF MAPS 2017, PAGES 709-712, WAKE COUNTY REGISTRY, AND PLAT BOOK 197, PAGES 97-
100, DURHAM COUNTY REGISTRY.

EASEMENT PARCEL:
ALL OF THE ABOVE TOGETHER WITH AND SUBJECT TO ANY RIGHT, TITLE AND INTEREST OF THE GRANTOR IN AND TO THOSE CERTAIN EASEMENT INTERESTS SET FORTH IN THAT DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS BY AND BETWEEN THE GRANTOR AND SCP SLATER, LLC, A NORTH CAROLINA LIMITED LIABILITY COMPANY, DATED OCTOBER 30, 2015 AND RECORDED ON NOVEMBER 5, 2015 IN BOOK 7819, PAGE 154, DURHAM COUNTY REGISTRY AND IN BOOK 16204, PAGE 2194, WAKE COUNTY REGISTRY, AS AMENDED BY AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS BY AND BETWEEN THE GRANTOR AND BERKSHIRE SCP SLATER ROAD HOLDINGS II, LLC (“SCP SLATER ROAD”) (SUCCESSOR BY MERGER TO SCP SLATER, LLC) DATED AUGUST 7, 2017 AND RECORDED AUGUST 8, 2017 IN BOOK 8245, PAGE 108, DURHAM COUNTY REGISTRY AND IN BOOK 16871,

PAGE 1542, WAKE COUNTY REGISTRY; AND AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS BY AND BETWEEN THE GRANTOR AND SCP SLATER

ROAD, RECORDED IN BOOK    , PAGE

OF THE DURHAM COUNTY

REGISTRY, AND IN BOOK    , PAGE    OF THE WAKE COUNTY REGISTRY.

EXHIBIT F

Form of Bill of Sale

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is made as of the

day of    , 201_ by    , a

(“Assignor”) and

    , a    (“Assignee”).

R E C I T A L S

A.    Assignor is this day selling to Assignee, and Assignee is purchasing from Assignor, the Property (as such term is described in that certain Purchase and Sale Agreement, dated as of    , by and between Assignor and Assignee, the “Purchase Agreement”).

B.    Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of Assignor’s right, title and interest (if any) in and to the Personal Property and, to the extent assignable without consent or payment of any kind, the Intangible Property, as such terms are defined in the Purchase Agreement (collectively, the “Assigned Property”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.    Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor’s right, title and interest (if any) in and to the Assigned Property.

2.    Subject to the terms of the Purchase Agreement, this Assignment is made without representation, warranty or guaranty by, or recourse against, Assignor of any kind whatsoever.

3.    The terms and provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

4.    This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale and General Assignment to be duly executed as of the date first written above.

WITNESS:    ASSIGNOR:

    , a

By:	Name:
Title:

ASSIGNEE:

    , a

By:	Name:
Title:

F-3

Exhibit A to Bill of Sale and General Assignment Personal Property

[insert]

F-3

EXHIBIT G

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of the

day of    , 201_ by    , a

(“Assignor”) and

    , a    (“Assignee”).

R E C I T A L S

A.    Assignor is this day selling to Assignee, and Assignee is purchasing from Assignor, the Property, as such term is described in that certain Purchase and Sale Agreement, dated as of    , by and between Assignor and Assignee (the “Contract”).

B.    The Property is encumbered by the space leases described on Exhibit A attached to and made a part of this Assignment (collectively, the “Leases”).

C.    Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Leases.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.    Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Leases.

2.    Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s obligations and liabilities that first accrue under the Leases from and after the date of this Assignment.

3.    Except as specifically provided in the Contract and this Assignment, this Assignment is made without warranty, representation or guaranty by, or recourse against, Assignor of any kind whatsoever.

4.    Assignee shall be liable for, and hereby indemnifies and holds harmless Assignor and its affiliates, officers, directors, managers, members, partners, shareholders, employees, contractors, agents, representatives, investors, lenders, trustees, beneficiaries and other persons or entities acting on behalf of Assignor (collectively, “Assignor Parties”) from and against any and all claims, liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees) incurred or suffered by Assignor or any Assignor Party that first accrue under or in connection with the Leases from and after the date of this Assignment.

5.    Subject to the terms of Section 7.4 of the Contract, Assignor shall be liable for, and hereby indemnifies and holds harmless Assignee and its affiliates, officers, directors, managers, members, partners, shareholders, employees, contractors, agents, representatives, investors, lenders, trustees, beneficiaries and other persons or entities acting on behalf of

Assignee (collectively, “Assignee Parties”) from and against any and all claims, liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees) incurred or suffered by Assignee or any Assignee Party that have accrued under or in connection with the Solarwinds Lease (as defined in the Contract) prior to the date of this Assignment.

6.    The terms and provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.    This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Leases to be duly executed as of the date first written above.

WITNESS:    ASSIGNOR:

    , a

By:	Name:
Title:

ASSIGNEE:

    , a

By:	Name:
Title:

Exhibit A to Assignment and Assumption of Leases Leases

[insert]

EXHIBIT H

Form of Assignment and Assumption of Contracts

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is

made as of the    day of    , 201_ by    , a
    , a    (“Assignee”).

(“Assignor”) and

R E C I T A L S

A.    Assignor is this day selling to Assignee, and Assignee is purchasing from Assignor, the Property, as such term is described in that certain Purchase and Sale Agreement, dated as of    , by and between Assignor and Assignee (the “PSA”).

B.    In connection with its ownership and management of the Property, Assignor has entered into those certain maintenance, service and supply contracts and equipment leases, in effect on the date hereof, listed and described on Exhibit A attached to and made a part of this Assignment (collectively, the “Contracts”).

C.    Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.    Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Contracts.

2.    Assignee hereby assumes all of Assignor’s obligations and liabilities that first accrue under the Contracts from and after the date of this Assignment.

3.    Except as specifically provided in the PSA and this Assignment, this Assignment is made without warranty, representation or guaranty by, or recourse against, Assignor of any kind whatsoever.

4.    Assignee shall be liable for, and hereby indemnifies and holds harmless Assignor and its affiliates, officers, directors, managers, members, partners, shareholders, employees, contractors, agents, representatives, investors, lenders, trustees, beneficiaries and other persons or entities acting on behalf of Assignor (collectively, “Assignor Parties”) from and against any and all claims, liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees) incurred or suffered by Assignor or any Assignor Party that first accrue under or in connection with the Contracts from and after the date of this Assignment.

5.    Subject to the terms of Section 7.4 of the PSA, Assignor shall be liable for, and hereby indemnifies and holds harmless Assignee and its affiliates, officers, directors, managers, members, partners, shareholders, employees, contractors, agents, representatives, investors, lenders, trustees, beneficiaries and other persons or entities acting on behalf of Assignee (collectively, “Assignee Parties”) from and against any and all claims, liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees) incurred or suffered by Assignee or any Assignee Party that have accrued under or in connection with the Contracts prior to the date of this Assignment.

6.    The terms and provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.    This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Contracts to be duly executed as of the date first written above.

WITNESS:    ASSIGNOR:

    , a

By:	Name:
Title:

ASSIGNEE:

    , a

By:	Name:
Title:

Exhibit A to Assignment and Assumption of Contracts Contracts

[insert]

EXHIBIT I

Form of FIRPTA Certificate

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by
    , a    (“Seller”), Seller hereby certifies the following:

1.	Seller is not a foreign person, foreign partnership, foreign corporation, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.	Seller is not a disregarded entity (as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code).

2.	Seller’s U.S. Employer Identification Number is .

3.	Seller’s office address is .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Seller declares that it has examined this certification and to the best of Seller’s knowledge and belief it is true, correct and complete, and the undersigned has authority to sign this document on behalf of Seller.

Dated:    , 201_

SELLER:

    , a

By:	Name:
Title:

EXHIBIT J

[Intentionally Omitted]

EXHIBIT K

Form of Purchaser’s Pro Forma Owner’s Policy of Title Insurance

[See attached]

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

OWNER'S POLICY OF TITLE INSURANCE

Issued By

CHICAGO TITLE INSURANCE COMPANY

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, CHICAGO TITLE INSURANCE COMPANY, a Florida corporation (the
“Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from

(a)	A defect in the Title caused by

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

(c)	the subdivision of land; or

(d)	environmental protection
if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

6.
An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated in Schedule A or being defective

(a)
as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws; or

(b)
because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10.
Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys' fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

This Policy shall not be valid or binding until countersigned by a validating officer or authorized signatory.

IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed by its duly authorized officers.

Chicago Title Insurance Company

By:

Countersigned By:

PROFORMA
Authorized Officer or Agent

Attest:

President

Secretary

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b) Any governmental police power.	This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

END OF EXCLUSIONS FROM COVERAGE

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

SCHEDULE A

Date of Policy	Amount of Insurance
PROFORMA	$58,100,000.00

Name and Address of Title Insurance Company:    Chicago Title Company, LLC
150 Fayetteville Street, Suite 1120
Raleigh, NC 27601
Phone: (919)833-6900
Fax: (919)833-6905

Address Reference:    3030 Slater Road, Morrisville, NC 27560

1.	Name of Insured:

Align Technology, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this Policy is: Fee Simple and Easement

3.	Title is vested in:

Align Technology, Inc., a Delaware corporation

4.	The Land referred to in this Policy is described as follows:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

END OF SCHEDULE A

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

EXHIBIT "A"
Legal Description

Lying and being situate in Wake County, North Carolina, and Durham County, North Carolina, and being more particularly described as follows:

FEE PARCEL:

Chicago Title Insurance Company ALTA Owner's Policy
Policy Number: PROFORMA Revision #4 on January 16, 2019

THE ABOVE FEE PARCEL ALSO BEING REFERENCED AS FOLLOWS:

FEE PARCEL (LOT 2):
BEGINNING AT A NEWLY SET IRON PIPE ON THE NORTHERN RIGHT-OF-WAY LINE OF SLATER ROAD (N.C.S.R. 1641) AND LYING ON THE WESTERN PROPERTY LINE OF LANDS NOW OR FORMERLY OWNED BY EARL RYAN THOMPSON AS RECORDED IN DEED BOOK 15559, PAGE 488, WAKE COUNTY REGISTRY AND HAVING NC GRID (NAD '83/2011) COORDINATES N: 770523.5800 FEET E: 2051230.2050 FEET; THENCE ALONG AND WITH SAID NORTHERN RIGHT-OF-WAY NORTH 42°28'50" WEST A DISTANCE OF 177.28 FEET TO A NEWLY SET IRON PIPE; THENCE NORTH 42°19'08" WEST A DISTANCE OF 349.05 FEET TO A NEWLY SET IRON PIPE; THENCE ALONG A CURVE TO THE LEFT AN ARC DISTANCE OF 267.32 FEET, SAID CURVE HAVING A RADIUS OF 763.88 FEET, A CHORD DIRECTION OF NORTH 52°20'38" WEST AND A CHORD DISTANCE OF 265.95 FEET TO A NEWLY SET PK NAIL; THENCE NORTH 62°22'08" WEST A DISTANCE OF 13.31 FEET TO A NEWLY SET PK NAIL, THE SOUTHEASTERN PROPERTY CORNER OF LOT 1 AS RECORDED IN BOOK OF MAPS 2017, PAGE 709-712, WAKE COUNTY REGISTRY AND PLAT BOOK 197, PAGES 97 - 100, DURHAM COUNTY REGISTRY; THENCE LEAVING SAID RIGHT-OF-WAY ALONG AND WITH SAID EASTERN PROPERTY LINE NORTH 06°45'43" EAST A DISTANCE OF 598.03 FEET TO A POINT; THENCE SOUTH 88°19'11" EAST A DISTANCE OF 67.37 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 01°36'04" EAST A DISTANCE OF 19.36 FEET TO AN EXISTING RIGHT-OF-WAY MONUMENT LOCATED ON THE SOUTHERN CONTROLLED ACCESS LINE OF INTERSTATE 40 HIGHWAY; THENCE ALONG AND WITH SAID CONTROLLED ACCESS SOUTH 46°18'22" EAST A DISTANCE OF 254.98 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 46°19'27" EAST A DISTANCE OF 485.99 FEET TO AN EXISTING RIGHT-OF-WAY MONUMENT; THENCE SOUTH 50°02'33" EAST A DISTANCE OF 783.93 FEET TO A POINT; THENCE SOUTH 50°02'33" EAST A DISTANCE OF 25.99 FEET TO A POINT LOCATED IN THE CENTER OF CRABTREE CREEK; THENCE ALONG AND WITH THE CENTER OF SAID CREEK SOUTH 00°44'14" WEST A DISTANCE OF 43.35 FEET TO A POINT, THE NORTHEASTERN PROPERTY CORNER OF SAID LANDS OWNED BY EARL RYAN THOMPSON AS RECORDED IN DEED BOOK 15559, PAGE 488, WAKE COUNTY REGISTRY; THENCE LEAVING SAID CREEK CENTERLINE ALONG AND WITH SAID NORTHERN PROPERTY LINE NORTH 87°27'42" WEST A DISTANCE OF
18.74 FEET TO A POINT; THENCE NORTH 87°27'42" WEST A DISTANCE OF 398.79 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 87°31'42" WEST A DISTANCE OF 216.08 FEET TO AN EXISTING IRON PIPE; THENCE

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

SOUTH 34°49'10" WEST A DISTANCE OF 147.74 FEET TO THE POINT OF BEGINNING, CONTAINING 14.3282 ACRES, AS SHOWN ON THAT SURVEY ENTITLED "ALTA/NSPS LAND TITLE SURVEY PROPERTY OF SLATER ROAD I, LLC, WAKE COUNTY (AND) DURHAM COUNTY, NORTH CAROLINA" BY DAN GREGORY, PLS WITH BASS, NIXON & KENNEDY, INC. CONSULTING ENGINEERS, DATED NOVEMBER 20, 2018.

FEE PARCEL (LOT 3):
BEGINNING AT A NEWLY SET IRON PIPE LOCATED ON THE SOUTHERN RIGHT-OF-WAY LINE OF SLATER ROAD
(N.C.S.R. 1641) AND BEING THE NORTHEASTERN PROPERTY CORNER OF LANDS NOW OR FORMERLY OWNED BY CHARLES L. & DIXIE PHILLIPS (NO DEED REFERENCE FOUND) AND HAVING NC GRID (NAD '83/2011) COORDINATES N: 770914.2388 FEET E: 2050759.3492 FEET; THENCE ALONG AND WITH SAID RIGHT-OF-WAY ALONG A CURVE TO THE RIGHT AN ARC DISTANCE OF 79.72 FEET, SAID CURVE HAVING A RADIUS OF 683.88 FEET, A CHORD DIRECTION OF SOUTH 45°39'30" EAST AND A CHORD DISTANCE OF 79.68 FEET TO A POINT; THENCE SOUTH 42°19'07" EAST A DISTANCE OF 162.34 FEET TO A POINT; THENCE SOUTH 36°02'29" EAST A DISTANCE OF 97.39 FEET TO A NEWLY SET IRON PIPE; THENCE LEAVING SAID RIGHT-OF-WAY ALONG AND WITH THE NORTHERN PROPERTY LINE OF LOT 1 AS RECORDED IN BOOK OF MAPS 2014, PAGE 317, WAKE COUNTY REGISTRY NORTH 87°25'49" WEST A DISTANCE OF 223.19 FEET TO A NEWLY SET IRON PIPE, THE SOUTHEASTERN PROPERTY CORNER OF SAID PHILLIPS PROPERTY; THENCE ALONG AND WITH SAID EASTERN PROPERTY LINE NORTH 00°08'39" WEST A DISTANCE OF 244.47 FEET TO THE POINT OF BEGINNING, CONTAINING 0.6704 ACRES, AS SHOWN ON THAT SURVEY ENTITLED "ALTA/NSPS LAND TITLE SURVEY PROPERTY OF SLATER ROAD I, LLC, WAKE COUNTY (AND) DURHAM COUNTY, NORTH CAROLINA" BY DAN GREGORY, PLS WITH BASS, NIXON & KENNEDY, INC. CONSULTING ENGINEERS, DATED NOVEMBER 20, 2018.

THE ABOVE-REFERENCED FEE PARCEL (LOT 2) AND FEE PARCEL (LOT 3) ALSO BEING DESCRIBED AND SHOWN AS LOT 2 AND LOT 3 ON PLAT ENTITLED “MORRISVILLE FINAL PLAT RECOMBINATION, EASEMENT AND RIGHT-OF-WAY DEDICATION PLAT ALONG SLATER ROAD, BERKSHIRE SCP SLATER ROAD, HOLDINGS II, L.L.C. AND SLATER ROAD 1, LLC” RECORDED IN BOOK OF MAPS 2017, PAGES 709-712, WAKE COUNTY REGISTRY, AND PLAT BOOK 197, PAGES 97-100, DURHAM COUNTY REGISTRY.

EASEMENT PARCEL:

ALL OF THE ABOVE TOGETHER WITH AND SUBJECT TO those certain easement interests set forth in that Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, a Delaware limited liability company (“Slater”) and SCP Slater, LLC, a North Carolina limited liability company (“SCP”), dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154 of the Durham County Registry, and in Book 16204, Page 2194 of the Wake County Registry; as amended by that certain Amendment To Declaration of Easements and Restrictive Covenants by and between Slater and Berkshire SCP Slater Road Holdings II, LLC, a Delaware limited liability company (“SCP Slater Road”), being the successor in interest to SCP by operation of merger, recorded in Book 8245, Page 108 of the Durham County Registry, and in Book 16871, Page 1542 of the Wake County Registry; and as further amended by that certain Second Amendment To Declaration of Easements and Restrictive Covenants by and between Slater and SCP Slater Road, recorded in Book    , Page    of the Durham County Registry, and in Book    , Page    of the Wake County Registry.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

SCHEDULE B EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses that arise by reason of:

1.	Taxes or assessments for the year 2019, and subsequent years, not yet due or payable.

2.
Ordinance 2015-057 of the Morrisville Town Council Pertaining to the Extension of the Town of Morrisville Corporate Limits (ANX 15-05) recorded on October 8, 2015 in Book 16176, Page 2650, Wake County Registry.

3.
Ordinance 2015-058 of the Morrisville Town Council Pertaining to the Extension of the Town of Morrisville Corporate Limits (Durham County) (ANX 15-06) recorded on October 14, 2015 in Book 7805, Page 663, Durham County Registry.

THE FOLLOWING EXCEPTIONS APPLY TO THE FEE PARCEL ONLY:

4.
Any right, easement, setback, interest, claim, encroachment, encumbrance, violation, variations or other adverse circumstance affecting the Title disclosed by plat(s) recorded in Book of Maps 1991, Page 805, and Book of Maps 2017, Pages 709, 710, 711, and 712, Wake County Registry and Plat Book 197, Pages 97, 98, 99, and 100, Durham County Registry, all to the extent shown on the Survey.

5.
Any right, easement, setback, interest, claim, encroachment, encumbrance, violation, variation, or other adverse circumstance affecting the Title regarding the following matters disclosed by survey entitled "ALTA/NSPS Land Title Survey, Property of Slater Road I, LLC" by Bass, Nixon and Kennedy, Inc., P.L.S., dated November 20, 2018, last revised December 14, 2018, signed and sealed January 10, 2019, and bearing Job No. 16113 (the "Survey");

a.	Setback lines;

b.	Service utilities;

c.	Neuse River Buffers;

d.	Tree preservation area(s);

e.	Private Stormwater Control Measure & Access Easement;

f.	20' Town of Cary Utility & Pipeline Easement;

g.	Private Cross Access Easements;

h.	Two 10' X 70" Sight Triangle Easements;

i.	Wetlands.

6.	Stormwater Operation and Maintenance Agreement and Security by and between Slater Road I, LLC and Town of Morrisville recorded in Book 16248, Page 1045, Wake County Registry.

7.	Easement to Duke Energy Progress, LLC recorded in Book 16658, Page 338, Wake County Registry, as generally shown on the Survey.

8.	Right(s) of way to N. C. Department of Transportation (Slater Road) recorded in Book 8432, Page 1186; Book 8432, Page 1188 and Book 8432, Page 1190, Wake County Registry, as shown on the Survey.

9.	Right(s) of way to State Highway Commission (Interstate 40) recorded in Book 1770, Page 119, Wake County Registry, and recorded in Book 333, Page 239, Durham County Registry, as shown on Survey.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

10.
Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, a Delaware limited liability company, and SCP Slater, LLC, a North Carolina limited liability company, dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154, Durham County Registry and Book 16204, Page 2194, Wake County Registry; as amended by Amendment To Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, and Berkshire SCP Slater Road Holdings II, LLC recorded in Book 8245, Page 108, Durham County Registry and Book 16871, Page 1542, Wake County Registry; and as further amended by that certain Second Amendment To Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, a Delaware limited liability company and Berkshire SCP Slater Road Holdings II, LLC, a Delaware limited liability company, recorded in Book    , Page    , of the Durham County Registry, and in Book    , Page    , of the Wake County Registry.

11.	Easement to Duke Power Company recorded in Book 1147, Page 315, Wake County Registry.

12.	Right of Way Agreement to North Carolina Department of Transportation (Slater Road) recorded in Book 8432, Page 1200, Wake County Registry, as shown on the Survey.

13.
Access Easement and Agreement between Slater Road I, LLC and Earl Ryan Thompson recorded in Book 8237, Page 865, Durham County Registry and Book 16853, Page 1256, Wake County Registry, as shown on the Survey.

14.
With respect to the Neuse River and Crabtree Creek, the rights of others in and to the continuous and uninterrupted flow of the waters bounding or crossing the Land and riparian and/or littoral rights incident to the Land.

15.	Terms and provisions of that certain Office Lease entered into by and between Slater Road I, LLC, and SolarWinds MSP US, Inc., dated November 27, 2017.

THE FOLLOWING EXCEPTIONS APPLY TO THE EASEMENT PARCEL ONLY:

16.
Any right, easement, setback, interest, claim, encroachment, encumbrance, violation, variations or other adverse circumstance affecting the Title disclosed by plat(s) recorded in Book of Maps 2017, Pages 709, 710, 711, and 712, Wake County Registry; and Plat Book 197, Pages 97, 98, 99, and 100; Plat Book 144, Page 152; Plat Book 135, Page 64; Plat Book 134, Page 186; Plat Book 129, Page 182; Plat Book 120, Page 139; Plat Book 91, Page 1; and Plat Book 61, Page 121, Durham County Registry, all to the extent shown on the Survey.

17.
With respect to any portion of the Easement Parcel not surveyed on the Survey, any discrepancy, conflict, access, shortage in area or boundary lines, encroachment, encumbrance, violation, variation, overlap, setback, easement or claims of easement, riparian right, and title to land within roads, ways, railroads, watercourses, burial grounds, marshes, dredged or filled areas or land below the mean highwater mark or within the bounds of any adjoining body of water, or other adverse circumstance affecting the Title that would be disclosed by a current inspection and accurate and complete land survey of the Land.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

18.
Terms, conditions and rights of others in and to that certain Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, a Delaware limited liability company, and SCP Slater, LLC, a North Carolina limited liability company, dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154, Durham County Registry and Book 16204, Page 2194, Wake County Registry; as amended by Amendment To Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, and Berkshire SCP Slater Road Holdings II, LLC recorded in Book 8245, Page 108, Durham County Registry and Book 16871, Page 1542, Wake County Registry; and as further amended by that certain Second Amendment To Declaration of Easements and Restrictive Covenants by and between Slater Road I, LLC, a Delaware limited liability company and Berkshire SCP Slater Road Holdings II, LLC, a Delaware limited liability company, recorded in Book

    , Page    , of the Durham County Registry, and in Book    , Page    , of the Wake County Registry.

19.	Easement(s) to Duke Power Company recorded in Book 177, Page 110, Durham County Registry.

POLICY ENDORSEMENT(S)

REMARK: This Owner's Policy includes the endorsements listed below:

•	ALTA 3.1-06 - Zoning - Completed Structure (Revised 10-22-09)

•	ALTA 8.2-06 - Commercial Environmental Protection Lien (Adopted 10-16-08)

•	ALTA 9.1-06 - CC&R - Unimproved Land - Owner's Policy (Revised 4-2-12)

•	ALTA 9.2-06 - CC&R - Improved Land - Owner's Policy (Revised 4-2-12)

•	ALTA 9.9-06 - Private Rights - Owner's Policy (Adopted 4-2-13)

•	ALTA 17-06 - Access and Entry (Adopted 6-17-06)

•	ALTA 17.1-06 - Indirect Access and Entry (Adopted 6-17-06)

•	ALTA 17.2-06 - Utility Access (Adopted 10-16-08)

•	ALTA 18.1-06 - Multiple Tax Parcel - Easements (Adopted 6-17-06)

•	ALTA 19.2-06 - Contiguity - Specified Parcels (Adopted 4-2-15)

•	ALTA 22-06 - Location (Adopted 6-17-06)

•	ALTA 25-06 - Same as Survey (Adopted 10-16-08)

•	ALTA 26-06 - Subdivision (Adopted 10-16-08)

•	ALTA 28-06 - Easement - Damage or Enforced Removal (Revised 2-3-10)

•	ALTA 28.2-06 - Encroachments - Boundaries and Easements-Described Improvements (Adopted 4-2-13)

•	ALTA 39-06 - Policy Authentication (Adopted 4-2-13)

•	SE 91 - Deletion of Arbitration 2006 (6-17-06)

END OF SCHEDULE B

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

1.	DEFINITION OF TERMS
The following terms when used in this policy mean:

CONDITIONS

(a)
"Amount of Insurance": The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	"Date of Policy": The date designated as ‘Date of Policy" in Schedule A.

(c)	"Entity": A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	"Insured": The Insured named in Schedule A.

(i)	the term "Insured" also includes

(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii)	with regard to (A),(B),(C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)	"Insured Claimant": An Insured claiming loss or damage.

(f)
"Knowledge" or "Known": Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)
"Land": The land described in Schedule A, and affixed improvements that by law constitute real property. The term "Land" does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	"Mortgage": Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)
"Public Records": Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), "Public Records" shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	"Title": The estate or interest described in Schedule A.

(k)
"Unmarketable Title": Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE
The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the
Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT
The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

4.	PROOF OF LOSS
In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS

(a)
Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)
The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)
Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE

(a)
In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)
The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY
In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.
To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.
Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)
to pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)
to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY
This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)	the Amount of Insurance shall be increased by Ten percent (10%), and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY

(a)
If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)
In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY
All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE
The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS
When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within thirty (30) days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)
Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)
The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION
Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association ("Rules"). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is
$2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

Chicago Title Insurance Company    ALTA Owner's Policy
Policy Number: PROFORMA    Revision #4 on January 16, 2019

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)
This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)
Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement,

(i)	extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY
In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM

(a)
Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)
Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT
Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at:
Chicago Title Insurance Company
P.O. Box 45023
Jacksonville, FL 32232-5023 Attn: Claims Department

END OF CONDITIONS

Chicago Title Insurance Company    Endorsement 3.1-06 (Zoning - Completed Structure)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019

Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2) and FEE PARCEL (LOT 3)

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone Office Industrial (OI);

b.	the following use or uses are not allowed under that classification:

Office Building

c.
There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.
The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b.; or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

a.	Area, width, or depth of the Land as a building site for the structure

b.	Floor space area of the structure

c.	Setback of the structure from the property lines of the Land

d.	Height of the structure, or

e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:

a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;

b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

Chicago Title Insurance Company    Endorsement 3.1-06 (Zoning - Completed Structure)

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 8.2-06 (Commercial Environmental Protection Lien)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the clerk of the United States district court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 9.1-06 (Covenants, Conditions and Restrictions - Unimproved Land - Owner's Policy)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 3)

1.
The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only, "Covenant" means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation; or

b.
A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys' fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.b, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 9.2-06 (Covenants, Conditions and Restrictions - Improved Land - Owner's Policy)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2)

1.
The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	"Covenant" means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.
"Improvement" means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.
Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.
A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys' fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c., any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

Chicago Title Insurance Company

Endorsement 9.2-06 (Covenants, Conditions and Restrictions - Improved Land - Owner's Policy)

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 9.9-06 (Private Rights - Owner's Policy)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

1.
The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only:

a.	"Covenant" means a covenant, condition, limitation or restriction in a document or instrument recorded in the Public Records at Date of Policy.

b.	"Private Right" means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.
The Company insures against loss or damage sustained by the Insured under this Owner's Policy if enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy causes a loss of the Insured's Title.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys' fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;

c.	any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances; or

d.	any Private Right in an instrument identified in Exception(s) NONE in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 17-06 (Access and Entry)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2)

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Slater Road - N.C.S.R. 1641 (WAKE) (the "Street"), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 17.1-06 (Indirect Access and Entry)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2)

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the easement identified as Easement Parcel in Schedule A (the "Easement") does not provide that portion of the Land identified as FEE PARCEL (LOT 2) in Schedule A both actual vehicular and pedestrian access to and from Slater Road - N.C.S.R. 1641 (WAKE) (the "Street"), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Easement.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 17.2-06 (Utility Access)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2)

The Company insures against loss or damage sustained by the Insured by reason of the lack of a right of access to the following utilities or services:

☑	Water service	☐	Natural gas service	☑	Telephone service
☑	Electrical power service	☑	Sanitary sewer	☑	Storm water drainage

either over, under or upon rights-of-way or easements for the benefit of the Land because of:

(1)	a gap or gore between the boundaries of the Land and the rights-of-way or easements;

(2)	a gap between the boundaries of the rights-of-way or easements ; or

(3)	a termination by a grantor, or its successor, of the rights-of-way or easements.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 18.1-06 (Multiple Tax Parcel - Easements)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:    Tax Identification Numbers:

FEE PARCEL (LOT 2)

FEE PARCEL (LOT 3)

0757111072 (Wake County); and 0757-03-11-1063 (Durham County)
0757008734 (Wake County Registry)

2.
the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

This is a PROFORMA Endorsement. It is not a commitment to issue the endorsement and in no way evidences the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express written undertaking on appropriate forms of the Company.

Copyright American Land Title Association. All rights reserved.

The use of this Form (or any derivative thereof) is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Chicago Title Insurance Company

Endorsement 19.2-06 (Contiguity - Specified Parcels)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The Company insures against loss or damage sustained by the Insured by reason of there being any gaps, strips, or gores lying within or between FEE PARCEL (LOT 2) and EASEMENT PARCEL of the Land.

This endorsement is issued as part of the policy and is subject to the policy's (i) Exclusions from Coverage, (ii) Conditions, and (iii) Exceptions from Coverage contained in Schedule B, in addition to (iv) exceptions and exclusions, if any, in this endorsement. Except as expressly stated, this endorsement does not (i) modify the policy or any other endorsement to the policy, (ii) extend the Date of Policy, or (iii) increase the Amount of Insurance. To the extent the policy or any previously issued endorsement to the policy is inconsistent with this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any other endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 22-06 (Location)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO FEE PARCEL (LOT 2)

The Company insures against loss or damage sustained by the Insured by reason of the failure of a 5 Story Concrete Building, known as 3030 Slater Road, Morrisville, NC 27560 to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 25-06 (Same as Survey)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019

Issued by

CHICAGO TITLE INSURANCE COMPANY

THE COVERAGE AFFORDED BY THIS ENDORSEMENT APPLIES TO: FEE PARCEL (LOT 2) and FEE PARCEL (LOT 3)

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Bass, Nixon and Kennedy, Inc. dated November 20, 2018, last revised December 14, 2018, signed and sealed January 10, 2019, and designated Job No. 16113.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company    Endorsement 26-06 (Subdivision)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 28-06 (Easement - Damage or Enforced Removal)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in Exception(s) 7, 11, and 18 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

Chicago Title Insurance Company

Endorsement 28.2-06 (Encroachments - Boundaries and Easements -
Described Improvements)

Exhibit 10.4

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

1.
The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For purposes of this endorsement only, "Improvement" means each improvement on the Land or adjoining land at Date of Policy, itemized below:

a building, structure, or paved area, including any road, walkway, parking area, driveway, or curb located on the surface of the Land or the surface of adjoining land at Date of Policy that by law constitutes real property.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.
An encroachment of any Improvement located on the Land onto adjoining land or onto that portion of the Land subject to an easement, unless an exception in Schedule B of the policy identifies the encroachment;

b.	An encroachment of any Improvement located on adjoining land onto the Land at Date of Policy, unless an exception in Schedule B of the policy identifies the encroachment;

c.
Enforced removal of any Improvement located on the Land as a result of an encroachment by the Improvement onto any portion of the Land subject to any easement, in the event that the owners of the easement shall, for the purpose of exercising the right of use or maintenance of the easement, compel removal or relocation of the encroaching Improvement; or

d.	Enforced removal of any Improvement located on the Land that encroaches onto adjoining land.

4.
Sections 3.c. and 3.d. of this endorsement do not insure against loss or damage (and the Company will not pay costs, attorneys' fees, or expenses) resulting from the following Exceptions, if any, listed in Schedule B: NONE

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

This is a PROFORMA Endorsement. It is not a commitment to issue the endorsement and in no way evidences the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express written undertaking on appropriate forms of the Company.

Copyright American Land Title Association. All rights reserved.

Exhibit 10.4

The use of this Form (or any derivative thereof) is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Chicago Title Insurance Company

Endorsement 39-06 (Policy Authentication)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

When the policy is issued by the Company with a policy number and Date of Policy, the Company will not deny liability under the policy or any endorsements issued with the policy solely on the grounds that the policy or endorsements were issued electronically or lack signatures in accordance with the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

This is a PROFORMA Endorsement. It is not a commitment to issue the endorsement and in no way evidences the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express written undertaking on appropriate forms of the Company.

Copyright American Land Title Association. All rights reserved.

The use of this Form (or any derivative thereof) is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Chicago Title Insurance Company

Endorsement 91 (Deletion of Arbitration 2006)

ENDORSEMENT

Attached to Policy No. PROFORMA Revision: #4 on January 16, 2019
Issued by

CHICAGO TITLE INSURANCE COMPANY

The policy is hereby amended by deleting Paragraph 14 of the Conditions, relating to Arbitration.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

Chicago Title Insurance Company

Countersigned By:
PROFORMA
Authorized Officer or Agent

This is a PROFORMA Endorsement. It is not a commitment to issue the endorsement and in no way evidences the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express written undertaking on appropriate forms of the Company.

SE 91-Deletion of Arbitration 2006

Printed: 01-16-19 @ 04:02 PM

EXHIBIT L

Litigation

None.

EXHIBIT M

Personal Property

Location	Personal Property List	Quantity
1st flr main elect closet	shipping dolly	1
1st flr VAV rm East side	8' ladder	1
1st flr VAV rm East side	6' ladder	1
5th flr mech room ‐ roof	16' ladder	1
1st flr main elect closet	shop vac	1
1st flr main elect closet	janitorial tilt cart	1
Fitness Center	Precor C932i Treadmill	3
Fitness Center	Precor EFX532i Elliptical Trainer	2
Fitness Center	Stairmaster 8 Series Gauntlet	1
Fitness Center	Precor UBK615 Upright	1
Fitness Center	Precor RBK615 Recumbent Bike	1
Fitness Center	Concept II Rowing Ergometer	1
Fitness Center	Precor FTS Glide	1
Fitness Center	Precor Experience Strength Vitality Leg Extension/Leg Curl	1
Fitness Center	Precor Experience Strength Vitality Series Pulldown/Seated Row	1
Fitness Center	Precor Performance Half Rack	1
Fitness Center	Olympic Bar with plates/weight set	1
Fitness Center	Precor Discovery Back Extension	1
Fitness Center	Precor Strength Icarian VKR/DIP	1
Fitness Center	Precor Discovery Adjustable Decline Bench	1
Fitness Center	Free Weights and Free Weight Rack	1
Fitness Center	Precor Discovery Multi‐Angle Bench	2
Fitness Center	Yoga Mats ‐ hanging on wall	4
Fitness Center	Bosu Pro Balance Trainer	1
Fitness Center	Stability Ball Rack & Stability Balls (3)	1
Fitness Center	Kettleball Rack & Kettleballs (9)	1
Fitness Center	Foam Rollers	2
Fitness Center	Medicine Ball Rack & Medicine Balls (5)	1
Fitness Center	Triple Plyo Box	1
Fitness Center	TRX Mount and Suspension Trainers	2
Fitness Center	Flexibility Bands	4
Fitness Center	Wall‐Mounted TV's	4
Fitness Center	Medlin Davis Dry Cleaning Services Drop‐Off/Pick‐Up Kiosk	1
Social Hub/Lobby	Millbrae Tuxedo Couch	3
Social Hub/Lobby	HBF Parker Table	1

Social Hub/Lobby	Millbrae Coffee Table	1
Social Hub/Lobby	Lounge Chairs	10
Social Hub/Lobby	Area Rugs	2
Social Hub/Lobby	Nucraft High/Rectangle Conference Table	2
Social Hub/Lobby	Stools	18
Social Hub/Lobby Social Hub/Lobby Social Hub/Lobby	High Round Table Various Throw Pillows Glass Blown Vase	2 1
Social Hub/Lobby	Side Tables	5
Social Hub/Lobby	Noguchi Coffee Table	1
Social Hub/Lobby	Wall‐Mounted TV's	4
Social Hub/Lobby	Planters with snake plant	8
Outdoor Patio	Square Tables	2
Outdoor Patio	Arm Chairs	8
Outdoor Patio	Bar Height Tables	2
Outdoor Patio	Bar Height Stools	12
Outdoor Patio	Outdoor Trash and Recycling Can	1
Smoking Area	Bench	1

EXHIBIT N

Solarwinds Estoppel

Tenant Estoppel Certificate

In connection with the proposed purchase of the improved property located at 3030 Slater Road, Morrisville, North Carolina (the “Property”) by ALIGN TECHNOLOGY, INC., a Delaware corporation, its successors and assigns (“Purchaser”), from SLATER ROAD I, LLC, a Delaware limited liability company (“Landlord”), SOLARWINDS MSP US, INC., a Delaware corporation (“Tenant”), represents, warrants and certifies to Purchaser as follows:

1.Landlord and Tenant entered that certain Office Lease dated November 27, 2017 (the “Lease”) leasing to Tenant a portion of the Property identified and commonly known as the fifth (5th) floor of the Forty540 Building containing approximately 41,175 square feet of Rentable Area (the “Leased Premises”).

2.The foregoing description of the Lease is true, correct and complete. The Lease has not been amended, supplemented or modified as of the date of this Certificate, nor has any term or condition thereof been waived.    Attached hereto as Exhibit A is a true, correct and complete copy of the Lease. Tenant has properly executed and delivered the Lease, and the Lease is in full force and effect.

3.As of the date of this Certificate, Tenant is occupying the entire Leased Premises pursuant to the Lease. Subject to the abatement rights referenced below in paragraph 10 of this Certificate, the Monthly Rental Installments currently being paid by Tenant for the Leased Premises pursuant to the terms of the Lease are $91,785.94 per month. Tenant’s Proportionate Share of Operating Expenses due under the Lease has been paid through    , 2019, and the amount of Tenant’s Proportionate Share of Operating Expenses for the last month paid was
$    (if none, so state).

4.Tenant has accepted possession of the Leased Premises. All items to be performed by Landlord have been completed (including, but not limited to, completion of construction of all Tenant Improvements and other improvements required to be completed by Landlord under the Lease) in accordance with applicable plans and specifications, within the time periods, and otherwise as set forth in the Lease. Landlord has paid all allowances or contributions owed by Landlord for the benefit of Tenant under the Lease, including but not limited to the entire Allowance and Test-Fit Allowance, and Tenant is not entitled to any credit or payment for any unpaid portion of such allowances or contributions.

5.Tenant acknowledges that the initial term of the Lease commenced on August 7, 2018, and will expire on August 6, 2029, unless sooner terminated in accordance with the terms of the Lease.

6.Tenant has no right or option (i) to renew or extend the Lease term, except as expressly provided in Section 17.01 of the Lease, (ii) to expand the Leased Premises, except as expressly provided in Sections 17.02 and 17.03 of the Lease, (iii) to reduce or relocate any of the Leased Premises, (iv) to terminate the Lease, except as may be expressly provided in the Lease, or
(v)to purchase all or any portion of the Leased Premises or the Property. Any right of Tenant to terminate the Lease under Section 2.01 of the Lease has expired by its terms and is therefore void and of no further force or effect.

7.No default or event which, with the giving of notice or the passage of time or both, could constitute a default on the part of Tenant exists under the Lease.

8.No default or event which, with the giving of notice or the passage of time or both, could constitute a default on the part of Landlord exists under the Lease. Tenant has no defense as to any of its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord under or with respect to the Lease or the Leased Premises.

9.Tenant has not assigned, sublet, transferred, hypothecated or otherwise conveyed any of its interest in the Lease and/or the Leased Premises or any part thereof.

10.There are no rent abatements or rebates (including but not limited to credits provided for in Section 2.01 of the Lease), free rent periods, obligations of Landlord to make any payments or assume any obligations under any prior or existing lease obligations of Tenant owing to third parties, or other concessions or inducements now or in the future concerning the Lease or the Leased Premises, except as follows: Subject to the terms and conditions of Section 3.05 of the Lease, (i) one hundred percent (100%) of the Minimum Annual Rent payable under the Lease is currently being abated, and such abatement shall continue through May 6, 2019, and (ii) from the Commencement Date through February 6, 2021, Tenant shall pay Minimum Annual Rent on only 31,000 rentable square feet of the Leased Premises.

11.There have been no promises or representations made to Tenant by Landlord concerning the Lease or the Leased Premises that are not contained in the Lease.

12.Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows: SOLARWINDS HOLDINGS INC. has guaranteed the payment and performance of all obligations of Tenant under the Lease pursuant to that certain Lease Guaranty dated November 22, 2017.

13.No Hazardous Substances are being (or have been or will be during the term of the Lease) generated, used, handled, stored or disposed of by Tenant on the Leased Premises or on the Property in violation of any applicable laws, rules or regulations or the terms of the Lease. To Tenant’s knowledge, there are no Hazardous Substances on, under or about the Leased Premises.

14.No rental payments have accrued and are unpaid under the Lease. Tenant has not prepaid any rent for the Leased Premises.

15.No security or deposits as security have been made under the Lease, and no letter of credit, bank guaranty or similar instrument has been delivered under the Lease.

16.Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state):    .

17.Tenant has not received any notice of violation of any federal, state, county or municipal laws, rules, regulations or ordinances related to the use, occupancy or condition of the Leased Premises or the Property, and, to Tenant’s knowledge, no such violation exists.

18.Tenant has not filed on its behalf, nor to Tenant’s knowledge has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency or other similar proceedings.

Tenant acknowledges and agrees that Tenant is making the representations and warranties contained in this Certificate with the knowledge and intent that Purchaser, its lenders and investors and their respective successors and assigns will rely thereon in purchasing, and/or financing the purchase of, the Property. All capitalized terms used, but not defined, herein have the meanings set forth in the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

below.

IN WITNESS WHEREOF, Tenant has executed this Certificate as of the date indicated

TENANT:

SOLARWINDS MSP US, INC.,
a Delaware corporation

By:      Name:      Its:

Date:    , 2019

[SIGNATURE PAGE – TENANT ESTOPPEL CERTIFICATE]

Joinder by Guarantor to Tenant Estoppel Certificate

In connection with the proposed purchase of the Property by Purchaser, SOLARWINDS HOLDINGS, INC., a Delaware corporation (“Guarantor”), joins in the foregoing Tenant Estoppel Certificate and represents, warrants and certifies to Purchaser as follows:

1.    Guarantor executed and delivered that certain Lease Guaranty (the “Guaranty”) dated November 22, 2017, whereby Guarantor guaranteed the payment and performance of all obligations of Tenant under the Lease, on the terms and conditions provided in the Guaranty. Attached hereto as Exhibit B is a true, correct and complete copy of the Guaranty.

2.    The Guaranty is in full force and effect and has not been modified or amended in any respect. No term or condition of the Guaranty has been waived, nor has Guarantor been released from any obligation thereunder. Guarantor has no defense as to any of its obligations under the Guaranty and asserts no setoff, claim or counterclaim against Landlord under or with respect to the Guaranty or the Lease.

3.    To Guarantor’s knowledge, no default or event which, with the giving of notice or the passage of time or both, could constitute a default on the part of Landlord or Tenant exists under the Lease.

4.    Guarantor has not filed on its behalf, nor to Guarantor’s knowledge has any party initiated against Guarantor, proceedings for relief under bankruptcy, insolvency or other similar proceedings.

Guarantor acknowledges and agrees that Guarantor is making the representations and warranties contained in this Joinder with the knowledge and intent that Purchaser, its lenders and investors and their respective successors and assigns will rely thereon in purchasing, and/or financing the purchase of, the Property. All capitalized terms used, but not defined, herein have the meanings set forth in the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

below.

IN WITNESS WHEREOF, Guarantor has executed this Joinder as of the date indicated

GUARANTOR:

SOLARWINDS HOLDINGS, INC.,
a Delaware corporation

By:      Name:      Its:

Date:    , 2019

[SIGNATURE PAGE – JOINDER BY GUARANTOR TO TENANT ESTOPPEL CERTIFICATE]

EXHIBIT A

LEASE

[Attached]

EXHIBIT B

GUARANTY

[Attached]

302814476 v7

EXHIBIT O

Form of SCP Estoppel Certificate

ESTOPPEL CERTIFICATE

    , 2019

THIS ESTOPPEL CERTIFICATE (“Certificate”) is made to Align Technology, Inc., a Delaware corporation, and its successors or assigns (“Align”), with respect to the proposed transfer by Slater Road I, LLC, a Delaware limited liability company (“Slater”) to Align of that certain tract or parcel of land located at 3030 Slater Road, Morrisville, NC, as more particularly described on Exhibit A attached hereto (the “Property”).

Berkshire SCP Slater Road Holdings II, LLC (“SCP II”) hereby certifies, warrants, represents and agrees, as of the date hereof, as follows with respect to that certain Declaration of Easements and Restrictive Covenants by and between Slater and SCP Slater, LLC, a North Carolina limited liability company (“SCP I”), dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154 of the Durham County Registry, and in Book 16204, Page 2194 of the Wake County Registry; as amended by that certain Amendment To Declaration of Easements and Restrictive Covenants by and between Slater, and SCP II, being the successor in interest to SCP I by operation of merger, recorded in Book 8245, Page 108 of the Durham County Registry, and in Book 16871, Page 1542 of the Wake County Registry; [as further amended by that certain Second Amendment To Declaration of Easements and Restrictive Covenants by and between Slater, and SCP II, being the successor in interest to SCP I by operation of merger, recorded in Book [    ], Page [    ] of the Durham County Registry, and in Book [    ], Page [    ] of the Wake County Registry] (as amended, the “Declaration”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed such term in the Declaration):

1.
To the actual knowledge of SCP II, the Declaration is in full force and effect, binding on SCP II and Slater (collectively, the “Parties”), and has not been amended, modified, supplemented or superseded, either orally or in writing, except as referenced above, and the Property is in compliance with the terms, conditions, and restrictions contained in the Declaration.

2.
To the actual knowledge of SCP II, all monetary obligations and assessments, if any, due from SCP II or Slater (collectively, the “Parties”) under the Declaration to date have been fully and currently paid.

3.	To the actual knowledge of SCP II, Slater has completed the following construction obligations (excluding any ongoing maintenance and repair obligations required under
12
302814476 v7

the Declaration, as applicable) in accordance with the utility or other plans referenced in the Declaration, and all such improvements have been dedicated and accepted, as applicable, by the relevant governmental authorities.

a.	Storm Water Facilities (as such term is defined in Section 3.a. of the Declaration)

b.	Primary Roadway (as such term is defined in Section 4.a. of the Declaration)

c.	Secondary Road (as such term is defined in Section 4.a. of the Declaration)

d.	Landscaping Improvements (as such term is defined in Section 4.a. of the Declaration)

e.	Lighting Improvements (as such term is defined in Section 4.a. of the Declaration)

f.	paved surface parking lot, including curb cuts, within the Designated Parking Area (in accordance with, and as such term is defined in Section 5.a. of the Declaration)

g.	improvements for the widening of Slater Road within the Expanded Roadway Area (in accordance with, and as such term is defined in Section 6.a. of the Declaration)

h.	Extended Water Line (as such term is defined in Section 7.a. of the Declaration)

i.	Sanitary Sewer Extension Line (as such term is defined in Section 8.a. of the Declaration)

4.
To the actual knowledge of SCP II, there is no default or any circumstance or event that, with the passage of time or the giving of notice, or both, would constitute a default by the Parties under the Declaration. The certification in this paragraph includes, but is not limited to Slater’s obligations under the Declaration related to budgets and shared costs, recordkeeping, indemnification, restoration and maintenance.

5.
A copy of the Budget provided to SCP II by Slater prior to the Trigger Date, in accordance with Section 2.c of the Declaration, and approved of by SCP II, is attached hereto as Exhibit B. SCP II’s current payment for half of the Shared Costs is $6,918.50 for the year 2019, and SCP II’s next payment for Shared Costs in the amount of

$1,133.00 is scheduled for payment in March 2019.

6.	SCP II understands that Align is considering purchasing the Property and agrees that Align will rely upon the agreements, certifications and representations contained herein.

7.	This Certificate shall inure to the benefit of Align and its successors, lenders, and assigns.

8.	SCP II is duly authorized to sign and deliver this Certificate and no other signatures or approvals are required or necessary in connection with the execution and validity of this Certificate.

9.
The exchange of an executed copy of this Certificate by facsimile, portable document format (PDF), or other reasonable form of electronic transmission shall constitute effective execution and delivery of this Certificate, and shall have the same binding effect as original.

13
302814476 v7

302814476 v7

Exhibit 10.4

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the day and year first written above.

Berkshire SCP Slater Road Holdings II, LLC

By:          Name:      Title:

Exhibit 10.4

Exhibit A

Exhibit 10.4

Exhibit B

[See attached]

Exhibit 10.4

Exhibit 10.4

EXHIBIT P

[Intentionally Omitted]

Exhibit 10.4

EXHIBIT Q

Form of NCLTA Form No. 1

OWNER AFFIDAVIT AND INDEMNITY AGREEMENT
(NO RECENT IMPROVEMENTS AND NO EXECUTORY CONTRACTS FOR IMPROVEMENTS)

PARTIES: All parties identified in this section must execute this Agreement.

Owner: Slater Road I, LLC      (NOTE: A separate Agreement is required for each successive owner in the 120-Day Lien Period.)

PROPERTY: See Exhibit A attached hereto and incorporated herein by reference

(Insert street address or brief description and/or attach a description as Exhibit A. Include here any real estate that is a portion of a larger, previously unsegregated tract when that area is reasonably necessary for the convenient use and occupation of Improvements on the larger tract.)

DEFINITIONS: The following capitalized terms as used in this Agreement shall have the following meanings:
Improvement: All or any part of any building, structure, erection, alteration, demolition, excavation, clearing, grading, filling, or landscaping, including trees and shrubbery, driveways, and private roadways on the Property as defined below.
Labor, Services or Materials: ALL labor, services, materials for which a lien can be claimed under NCGS Chapter 44A, Article 2, including but not limited to professional design services (including architectural, engineering, landscaping and surveying) and/or rental equipment.
Contractor: Any person or entity who has performed or furnished or has contracted to perform or furnish Labor, Services or Materials pursuant to a contract, either express or implied, with the Owner of real property for the making of an Improvement thereon. (Note that services by architects, engineers, landscapers, surveyors, furnishers of rental equipment and contracts for construction on Property of Improvements are often provided before there is visible evidence of construction.)
120-Day Lien Period: The 120 days immediately preceding the date of recordation of the latter of the deed to purchaser or deed of trust to lender in the Office of the Register of Deeds of the county in which the Property is located.
Owner: Any person or entity, as defined in NCGS Chapter 44A, Article 2, who has or has had any interest in the Property within the 120-Day Lien
Period. For the purposes of this Agreement, the term Owner includes: (i) a seller of the Property or a borrower under a loan agreement secured by the Property; (ii) a person with rights to purchase the Property under a contract and for whom an Improvement is made and who ordered the Improvement to be made; and (iii) the Owner’s successors in interest and agents of the Owner acting within their authority.
Company: The title insurance company providing the title policy for the transaction contemplated by the parties herein.
Property: The real estate described above or on Exhibit A and any leaseholds, tenements, hereditaments, and improvements placed thereon. All defined terms shall include the singular or plural as required by context.

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the issuance of a title insurance policy or policies by Company insuring title to the Property without exception to liens for Labor, Services or Materials; Owner first being duly sworn, deposes, says and agrees:
1.Certifications: Owner certifies that at no time during the 120-Day Lien Period have any Labor, Services or Materials been furnished in connection with a contract, express or implied, for Improvements to the Property (including architectural, engineering, landscaping or surveying services or materials or rental equipment for which a lien can be claimed under NCGS Chapter 44A) nor have any Labor, Services or Materials been furnished on the Property prior to the 120-Day Lien Period that will or may be completed after the date of this affidavit OR only minor repairs and/or alterations to pre-existing Improvements have been made and Owner certifies such repairs and/or alterations have been completed and those providing Labor, Services or Materials for the repairs have been o r w i l l b e paid in full. The Owner further certifies that no Mechanics Lien Agent has been appointed.
2.Reliance and Indemnification: This Agreement may be relied upon by Company in issuance of a title insurance policy or policies insuring title to the Property without exception to matters certified in this Agreement. The provisions of this Agreement shall survive the disbursement of funds and closing of this transaction and shall be binding upon Owner and anyone claiming by, through or under Owner.
Owner agrees to indemnify and hold Company harmless of and from any and all loss, cost, damage and expense of every kind, and attorney’s fees, costs and expenses, which the Company shall or may incur or become liable for, directly or indirectly, as a result of reliance on the certifications of Owner made herein or in enforcement of the Company’s rights hereunder.
3.That there are no outstanding leases or agreements, written or oral, unrecorded or otherwise, or other parties than the undersigned in, or entitled to, possession thereof, except for ALIGN TECHNOLOGY, INC., pursuant to that certain Office Lease dated May 3, 2017, as amended from time to time (the “Align Lease”), and SOLARWINDS MSP US, INC., pursuant to that certain Office Lease dated November 27, 2017. No parties have an option, contractual right to purchase or right of first refusal with respect to the Property, with the exception of ALIGN TECHNOLOGY, INC., pursuant to that certain Purchase and Sale Agreement dated January    , 2019.
4.That all real estate, corporate, franchise and similar entity type taxes, special assessments, water and sewer charges, if any, are fully paid and Owner has not received written notice of any pending or proposed special assessments.

Exhibit 10.4

5.That there are no liens, judgments, actions or proceedings, including bankruptcy or insolvency proceedings, against Owner, except as may be specifically set forth in the Commitment. Owner has never been declared a bankrupt.
6.There is no claim outstanding under 7 U.S.C. §499a et seq. of The Perishable Agricultural Commodities Act or 7 U.S.C. §§181 et seq. to The Packers and Stockyards Act which would entitle the holder thereof to a claim of lien against the property, whether of record or otherwise.
7.Owner hereby agrees to hold harmless and indemnify the Company against any and all expenses, costs and attorneys’ fees arising as a result of a defect, lien, encumbrance, adverse claim or other matter, if any, created by Owner, first appearing on the public records or attaching subsequent to the effective date of the Commitment and prior to the date of recording of all closing instruments.
8.NCLTA Copyright and Entire Agreement: This Agreement and any attachments hereto represent the entire agreement between the Owner and the Company, and no prior or contemporaneous agreement or understanding inconsistent herewith (whether oral or written) pertaining to such matters is effective. THIS IS A COPYRIGHT FORM and any variances in the form provisions hereof must be specifically stated in the blank below and agreed to in writing by the Company.

No modification of this Agreement, and no waiver of any of its terms or conditions, shall be effective unless made in writing and approved by the Company.

PROVIDING A FALSE AFFIDAVIT IS A CRIMINAL OFFENSE
EXECUTION BY OWNER
SEE ATTACHED SIGNATURE PAGE (SEAL) By: Printed or Typed Name/Title: By: Printed or Typed Name/Title:	State of County of Signed and sworn to (or affirmed) before me this day by	s)]. blic	(Affix Official/Notarial Seal)
[insert name(s) of principal( Date: , Notary Pu My Commission Expires:

Exhibit 10.4

Exhibit A

Exhibit 10.4

Carolina, and being described as follows:

BEGINNlNC at an iron stake in the northeast side of the Slater Road in Tyree Johnson's line, running thence with the said Johnson's line South 84 degrees, East 237 feet to an iron stake and pointers in Wardell Marsh's line; running thence with the said Marsh 's line South 38 degrees, 10 minutes west 162 feet to an iron stake on the northeast side of the Slater Road ; running thence along with the said road, north 42 degrees, 20 minutes, west 204 feet to the POINT OF BEGINNING , the same being a part of the Wallace Marsh Farm containing .41 of an acre more or less, according to the survey of E.A. Davis, Surveyor.

And as surveyed by Ronald T. Frederick , P.L.S., The John R. McAdams Company, Inc. dated February
3, 2015, last revised, signed and sealed on June 22,2015:

BEGINNING at an existing Iron Pipe along the Northern right of way of Slater Road; Said Point also having an NC Grid Nad 83 Coordinate ofN. 770655.20 E. 2051098.51 . Thence leaving said right of way South 87°20'34" East a distanceof216.43 feet to an Iron Pipe; Thence South 34°49'29" West a distance of 155.53 feet to a point along the Northern right of way of Slater Road ; Thence with said Right ofWayNorth 42°46'10" West a distance of 187.59 feet to the POINT OF BEGINNING . Having an area of 14247 square feet, 0.33 acres.

Exhibit 10.4

EXHIBIT R

Form of Declaration Amendment

Cross References:
Book 16204, Page 2194, Book 16871, Page 1542, and Book of Maps 2017, Pages 709 - 712, Wake County Registry
Book 7819, Page 154, Book 8245, Page 108, and Plat Book 197, Pages 97 – 100, Durham County Registry

Prepared by and return to:

STATE OF NORTH CAROLINA COUNTIES OF WAKE AND DURHAM

SECOND AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS

THIS SECOND AMENDMENT TO DECLARATION OF EASEMENTS AND
RESTRICTIVE COVENANTS (this “Amendment”) is made and entered into effective as of the
    day of    , 2019, by and between SLATER ROAD I, LLC, a Delaware limited liability company (“Slater I”), and BERKSHIRE SCP SLATER ROAD HOLDINGS II, LLC (“SCP,”
together with Slater I, the “Owners”).

WHEREAS Slater I and SCP Slater, LLC, a North Carolina limited liability company (“SCP I”) entered into that certain Declaration of Easements and Restrictive Covenants dated October 30, 2015 and recorded on November 5, 2015 in Book 7819, Page 154 of the Durham County Registry, and in Book 16204, Page 2194 of the Wake County Registry (the “Original Declaration”); as amended by that certain Amendment To Declaration of Easements and Restrictive Covenants by and between Slater I, and SCP, being the successor in interest to SCP I by operation of merger, recorded in Book 8245, Page 108 of the Durham County Registry, and in Book 16871, Page 1542 of the Wake County Registry (the “First Amendment”) (collectively, as amended, the “Declaration”).

WHEREAS, all capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Declaration.

WHEREAS, among other things, the Declaration contained two typographical errors and certain ambiguities related to storm water and parking rights of the Owners, and the Owners now desire to amend the Declaration to address such typographical errors and ambiguities.

WHEREAS, in accordance with Section 23 of the Declaration, the Declaration may be amended only by a written agreement executed by the owners of fee simple title to the Property,

Exhibit 10.4

and the Owners are all of the owners of fee simple title to the Property and have executed this Amendment.

WHEREAS, the Declaration, as amended by this Amendment, amends any provisions to the contrary in the notes on plats of the Property recorded in the Wake County Registry and Durham County Registry, including those certain plats recorded in Book of Maps 2017, Pages 709 - 712, Wake County Registry, and Plat Book 197, Pages 97 - 100, Durham County Registry.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration, the receipt and legal sufficiency of which the Owners acknowledge, the Owners hereby amend the Declaration as follows:

1.Storm Water Retention and Detention Facilities. Section 3(e) of the Original Declaration is hereby deleted in its entirety and replaced by the following:

“e.    Slater I Grant of Perpetual Easement. Slater I bargains, sells, grants and conveys to SCP, its successors and assigns, a perpetual non-exclusive easement over the BMP Pond Easement Area and the Storm Drain Easement Areas to permit SCP to use the Storm Water Facilities to tie into additional improvements made by SCP within the Access Easement Area and to use to drain storm and surface water from the Access Easement Area into the BMP Pond in accordance with applicable law; including the right of access, ingress and egress over other portions of the Property to the extent reasonably necessary for SCP to exercise the easement rights set forth above.”

2.Maintenance and Cost-Sharing; Easement for Repair, Maintenance and Replacement. The first sentence of Section 4(c) of the First Amendment is hereby deleted in its entirety and replaced by the following:

“SCP bargains, sells, grants and conveys to Slater I, its successors and assigns, for its benefit and the benefit of the Phase I Property, a perpetual, nonexclusive access and maintenance easement, including full rights of ingress and egress, to, through, over and about the Access Easement Area and such portions of the Phase II Property as may be reasonably needed, for and during such periods of time as Slater I is engaged in any improvement, repair, maintenance, or replacement of the Phase I Parking Area, the Primary Roadway, the Secondary Roadway, the Improvements, the Phase II Parking Area, and any Shared Parking Areas.”

3.Grant of Perpetual, Parking Easement to Slater I. Section 5(c) of the First Amendment is hereby deleted in its entirety and replaced by the following:

“SCP bargains, sells, grants and conveys to Slater I, its successors and assigns, and their respective tenants, and their respective invitees, a perpetual parking easement within and over the Phase I Parking Area solely for the purpose of parking motor vehicles within striped parking spaces, and for no other purposes. Slater I shall have the primary and exclusive right to use all striped parking spaces within the Phase I Parking Area at all times.”

Exhibit 10.4

4.No Shared Parking Area. Section 5(f) of the First Amendment is hereby deleted in its entirety and replaced by the following:

“The term “Shared Parking Areas” as used in this Declaration shall mean any “Shared Parking Areas” expressly agreed to in writing by the Owners in a recorded Amendment to this Declaration in the future (if any). Notwithstanding anything contained in the Declaration to the contrary, SCP and Slater I hereby acknowledge and agree that (i) there are no “Shared Parking Areas” on the Phase II Property presently in effect or contemplated by the Declaration or otherwise, (ii) Slater shall have no parking rights in, or maintenance responsibilities with respect to, the Phase II Parking Area at any time, and
(iii) SCP shall have no parking rights in, or maintenance responsibilities with respect to, the Phase I Parking Area at any time.”

5.Indemnity; Indemnity for Use of Phase I Property by SCP. The last sentence of Section 10(c) of the Original Declaration is hereby deleted in its entirety and replaced by the following:

“SCP shall provide Slater I with evidence of liability insurance from reputable, financially solvent insurance companies with coverage and limits comparable to the coverage and limits generally required by investors in real estate in the City of Morrisville, North Carolina naming Slater I as an additional insured party.”

6.Effect of Amendment. The Declaration is hereby modified to the extent set forth herein, but only to the extent set forth herein. All provisions of the Declaration not modified by this Amendment shall remain in full force and effect in accordance with their original terms as set forth in the Declaration.

[Signature Pages Follow]

Exhibit 10.4

IN WITNESS WHEREOF, the Owners have executed this Amendment as of the dates set forth in the acknowledgements below.

BERKSHIRE SCP SLATER ROAD HOLDINGS II, LLC

By:          Name:      Title:

     County, North Carolina

I certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:    .

Date:

My Commission Expires:

[Affix Notary Stamp or Seal]

Notary Public Print Name:

Exhibit 10.4

SLATER ROAD I, LLC

By:          Name:      Title:

     County, North Carolina

I certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:    .

Date:

My Commission Expires:

[Affix Notary Stamp or Seal]

Notary Public Print Name:

Exhibit 10.4

SCHEDULE 5.1.15

List of Completed Construction Obligations under the Declaration

a.	Storm Water Facilities (as such term is defined in Section 3.a. of the Declaration)

b.	Primary Roadway (as such term is defined in Section 4.a. of the Declaration)

c.	Secondary Road (as such term is defined in Section 4.a. of the Declaration)

d.	Landscaping Improvements (as such term is defined in Section 4.a. of the Declaration)

e.	Lighting Improvements (as such term is defined in Section 4.a. of the Declaration)

f.	paved surface parking lot, including curb cuts, within the Designated Parking Area (in accordance with, and as such term is defined in Section 5.a. of the Declaration)

g.	improvements for the widening of Slater Road within the Expanded Roadway Area (in accordance with, and as such term is defined in Section 6.a. of the Declaration)

h.	Extended Water Line (as such term is defined in Section 7.a. of the Declaration)

i.	Sanitary Sewer Extension Line (as such term is defined in Section 8.a. of the Declaration)